SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement


[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e) (2))


[X] Definitive Proxy Statement


[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           HEALTHSOUTH CORPORATION
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               (Name of Registrant as Specified In Its Charter)

                           HEALTHSOUTH CORPORATION
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                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other  underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11:(1)
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(4) Proposed maximum aggregate value of transaction:
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(5) Total fee paid:
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[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
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(2) Form, Schedule or Registration Statement No.:
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(3) Filing Party:
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(4) Date Filed
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1.  Set forth the amount on which the filing fee is calculated  and state how it was determined

                           HEALTHSOUTH CORPORATION


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                                                 April 9, 1997


   The Annual Meeting of Stockholders of HEALTHSOUTH Corporation (the "Company") will be held at One HealthSouth Parkway, Birmingham, Alabama, on Thursday, May 1, 1997, at 2:00 p.m., C.D.T., for the following purposes:

   1. To elect thirteen Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

   2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   3. To approve the 1997 Stock Option Plan of the Company.

   Stockholders of record at the close of business on March 27, 1997, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

   IF YOU CANNOT ATTEND THE ANNUAL MEETING IN PERSON, PLEASE DATE AND EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO THE COMPANY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE TO DO SO, BUT ATTENDANCE AT THE ANNUAL MEETING DOES NOT OF ITSELF SERVE TO REVOKE YOUR PROXY.

                                             ANTHONY J. TANNER
                                             Secretary

                           HEALTHSOUTH CORPORATION
                               PROXY STATEMENT
                                 INTRODUCTION


   This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company") in connection with the solicitation of Proxies by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 1, 1997 or any adjournment thereof. A form of Proxy for use at the Annual Meeting is also enclosed. Any such Proxy may be revoked by a stockholder at any time before it is exercised by either giving written notice of such revocation to the Secretary of the Company or submitting a later-dated Proxy to the Company prior to the Annual Meeting. A stockholder attending the Annual Meeting may revoke his Proxy and vote in person if he desires to do so, but attendance at the Annual Meeting will not of itself revoke the Proxy.

   The Company's principal executive offices are located at One HealthSouth Parkway, Birmingham, Alabama 35243. The Company's telephone number is (205) 967-7116.


   Proxy materials will be mailed to stockholders by the Management of the Company on or about April 9, 1997. The Company has retained Morrow & Co. to solicit proxies on its behalf and will pay Morrow & Co. a fee of $4,000 for those services. The Company will reimburse Morrow & Co. for out-of-pocket expenses incurred in connection with such solicitation. Additional solicitation may be made by mail, telephone or telegram by the officers or regular employees of the Company, who will receive no additional compensation therefor. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The entire expense of solicitation, including the cost of preparing, assembling and mailing the proxy materials, will be borne by the Company.

   The purposes of the Annual Meeting of Stockholders are to (a) elect a Board of Directors to serve until the next Annual Meeting of Stockholders and (b) to approve the 1997 Stock Option Plan of the Company. The Company is not aware at this time of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters. Shares represented by executed and unrevoked Proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. Abstentions and broker non-votes will not be counted for purposes of determining whether any given proposal has been approved by the stockholders of the Company. Accordingly, abstentions and broker non-votes will not affect the votes to be taken on the election of Directors or the approval of the 1997 Stock Option
Plan, which require for approval the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.


   As to all matters that may come before the Annual Meeting, each stockholder will be entitled to one vote for each share of Common Stock of the Company held by him at the close of business on March 27, 1997. The holders of a majority of the shares of Common Stock of the Company present in person or by proxy and entitled to vote will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. At March 27, 1997, the record date for the Annual Meeting, there were 328,850,186 shares of Common Stock outstanding.

DISSENTERS' RIGHT OF APPRAISAL

   There are no dissenters' rights of appraisal in connection with any vote of stockholders to be taken at the 1997 Annual Meeting of Stockholders.

PROPOSALS BY STOCKHOLDERS


   Any proposals by stockholders of the Company intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy by December 10, 1997.

                            ELECTION OF DIRECTORS


NOMINEES FOR DIRECTOR


   At the Annual Meeting, thirteen Directors are to be elected. The Bylaws of the Company permit the Board of Directors to determine the number of Directors of the Company. Unless other instructions are specified, the enclosed Proxy will be voted in favor of the persons named below to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for the election of each Director. In the event any of the nominees shall be unable to serve as a Director, it is the intention of the persons designated as proxies to vote for substitutes selected by the Board of Directors. The Board of Directors of the Company has no reason to believe that any of the nominees named below will be unable to serve if elected.

   The following table sets forth certain information concerning the thirteen nominees for Director of the Company:

                                                PRINCIPAL OCCUPATION
                                                 AND ALL POSITIONS                   A DIRECTOR
          NAME             AGE                    WITH THE COMPANY                      SINCE
------------------------  ----- --------------------------------------------------- ------------

Richard M. Scrushy  ....  44    Chairman of the Board and Chief Executive Officer
                                and Director                                        1984
Phillip C. Watkins, M.D.  55    Physician, Birmingham, Alabama, and Director        1984
George H. Strong .......  70    Private Investor, Locust, New Jersey, and Director  1984
C. Sage Givens .........  40    General Partner, Acacia Venture Partners, and
                                Director                                            1985
Charles W. Newhall III..  52    Partner, New Enterprise Associates Limited
                                Partnerships, and Director                          1985
Aaron Beam, Jr. ........  53    Executive Vice President and Chief Financial
                                Officer and Director                                1993
James P. Bennett .......  39    President and Chief Operating Officer and Director  1993
Larry R. House .........  53    Chairman of the Board, President and Chief
                                Executive Officer, MedPartners, Inc., and Director  1993
Anthony J. Tanner ......  48    Executive Vice President -- Administration and
                                Secretary and Director                              1993
John S. Chamberlin  ....  69    Private Investor, Princeton, New Jersey, and
                                Director                                            1993
Richard F. Celeste  ....  59    Managing Partner, Celeste and Sabaty, Ltd. and
                                Director                                            1991
P. Daryl Brown .........  42    President -- HEALTHSOUTH Outpatient Centers and
                                Director                                            1995
Joel C. Gordon .........  68    Private Investor, Nashville, Tennessee, Consultant
                                to the Company and Director                         1996


   Richard M. Scrushy, one of the Company's management founders, has served as Chairman of the Board and Chief Executive Officer of the Company since 1984, and also served as President of the Company from 1984 until March 1995. From 1979 to 1984, Mr. Scrushy was with Lifemark Corporation, a publicly-owned healthcare corporation, serving in various operational and management positions. Mr.

Scrushy is also a director of MedPartners, Inc., a publicly-traded physician practice management company, and Chairman of the Board of Capstone Capital, Inc., a publicly-traded real estate investment trust. He also serves on the Boards of Directors of several privately-held healthcare corporations.


   Phillip C. Watkins, M.D., FACC, is and has been for more than five years in the private practice of medicine in Birmingham, Alabama. A graduate of The Medical College of Alabama, Dr. Watkins is a Diplomate of the American Board of Internal Medicine. He is also a Fellow of the American College of Cardiology and the Subspecialty Board of Cardiovascular Disease.


   George H. Strong retired as Senior Vice President and Chief Financial Officer of Universal Health Services, Inc. in December 1984, a position he held for more than six years. Mr. Strong is a private investor and continued to act as a Director of Universal Health Services, Inc., a publicly-traded hospital management corporation, until 1993. Mr. Strong is also a director of Core Funds, a public mutual fund group, Integrated Health Services, Inc., a publicly-traded healthcare corporation, and AmeriSource, Inc., a large drug wholesaler.


   C. Sage Givens is a general partner of Acacia Venture Partners, a private venture capital fund capitalized at $66,000,000. From 1983 to June 30, 1995, Ms. Givens was a general partner of First Century Partners, a private venture capital fund capitalized to $100,000,000. Ms. Givens managed the fund's healthcare investments. Ms. Givens serves on the Boards of Directors of PhyCor, Inc. and UroHealth Systems, Inc., both publicly-traded healthcare corporations, and several privately-held healthcare companies.

   Charles W. Newhall III is a general partner and founder of New Enterprise Associates Limited Partnerships, Baltimore, Maryland, where he has been engaged in the venture capital business since 1978. Mr. Newhall is also a Director of Integrated Health Services, Inc., MedPartners, Inc. and Opta Food Ingredients, Inc., all of which are publicly-traded corporations.

   Aaron Beam, Jr., C.P.A., a management founder, serves as Executive Vice President and Chief Financial Officer of the Company and was elected a Director in February 1993. From 1980 to 1984, Mr. Beam was employed by Lifemark Corporation in several financial and operational management positions for the Shared Services Division, including division controller. Mr. Beam is a director of Ramsey Healthcare, Inc., a publicly-traded healthcare corporation.

   James P. Bennett joined the Company in May 1991 as Director of Inpatient Operations, was promoted to Group Vice President -- Inpatient Rehabilitation Operations in September 1991, again to President and Chief Operating Officer -- HEALTHSOUTH Rehabilitation Hospitals in June 1992, to President -- HEALTHSOUTH Inpatient Operations in February 1993, and to President and Chief Operating Officer of the Company in March 1995. Mr. Bennett was elected a Director in February 1993. From August 1987 to May 1991, Mr. Bennett was employed by Russ Pharmaceuticals, Inc., Birmingham, Alabama, as Vice President -- Operations, Chief Financial Officer, Secretary and Director. Mr. Bennett served as certified public accountant on the audit staff of the Birmingham, Alabama office of Ernst & Whinney (now Ernst & Young LLP) from October 1980 to August 1987.


   Larry R.  House is  Chairman  of the  Board,  President  and Chief  Executive
Officer of MedPartners, Inc. a publicly-traded physician practice management firm, a position he assumed as his principal occupation in August 1993. Mr. House was elected a Director of the Company in February 1993. At the same time he became President -- HEALTHSOUTH International, Inc. and New Business Ventures, a position which he held until August 31, 1994, when he terminated his employment with the Company to concentrate on his duties at MedPartners. Mr. House joined the Company in September 1985 as Director of Marketing, subsequently served as Senior Vice President and Chief Operating Officer of the Company, and in June 1992 became President and Chief Operating Officer -- HEALTHSOUTH Medical Centers. Prior to joining the Company, Mr. House was
President and Chief Executive Officer of a provider of clinical contract management services for more than ten years.

   Anthony J. Tanner,  Sc.D.,  a management  founder,  serves as Executive  Vice
President -- Administration and Secretary of the Company and was elected a Director in February 1993. From 1980 to 1984, Mr. Tanner was with Lifemark
Corporation in the Shared Services Division as Director, Clinical and Professional Programs (1982-1984) and Director, Quality Assurance and Education (1980-1982), where he was responsible for the development of clinical programs and marketing programs.

   P. Daryl Brown joined the Company in April 1986 and served until June 1992 as Group Vice President -- Outpatient Operations. He became President -- HEALTHSOUTH Outpatient Centers in June 1992, and was elected as a Director in March 1995. From 1977 to 1986, Mr. Brown served with the American Red Cross, Alabama Region, in several positions, including Chief Operating Officer, Administrative Director for Financing and Administration and Controller.


   John S. Chamberlin retired in 1988 as President and Chief Operating Officer of Avon Products, Inc., a position he had held since 1985. From 1976 until 1985, he served as Chairman and Chief Executive Officer of Lenox, Incorporated, after 22 years in various assignments for General Electric. From 1990 to 1991, he served as Chairman and Chief Executive Officer of New Jersey Publishing Co. Mr. Chamberlin is Chairman of the Board of Life Fitness Company and WNS, Inc., and is a director of The Scotts Company and UroHealth Systems, Inc. He is a member of the Board of Trustees of the Medical Center at Princeton and the Board of Overseers of Parsons School of Design and is a trustee of the Woodrow Wilson National Fellowship Foundation.


   Richard F. Celeste originally joined the Board of Directors in 1991, took a leave of absence from the Board of Directors in August 1993 to head the Democratic National Committee's healthcare reform campaign, and rejoined the Board in May 1994. He is Managing Partner of Celeste and Sabaty, Ltd., a business advisory firm located in Columbus, Ohio, which assists United States companies to build strategic business alliances in Europe, Africa, South Asia and the Pacific Rim. He served as Governor of Ohio from 1983 to 1991, during which time he chaired the National Governors' Association Committee on Science and Technology, and directed the United States Peace Corps from 1979 to 1981. He is a member of the Advisory Council of the Carnegie Commission on Science, Technology and Government, and chairs Carnegie's Task Force on Science, Technology and the States. He is a director of Navistar International, Inc. and Republic Engineered Steels, Inc., both of which are publicly-traded companies.

   Joel C. Gordon served as Chairman of the Board of Directors of Surgical Care Affiliates, Inc. ("SCA") from its founding in 1982 until January 17, 1996, when SCA was acquired by the Company. Mr. Gordon also served as Chief Executive Officer of SCA from 1987 until January 17, 1996. Mr. Gordon serves on the Boards of Directors of Genesco, Inc., an apparel manufacturer, and SunTrust Bank of Nashville, N.A.

   Directors hold office until the next Annual Meeting of Stockholders of the Company and until their successors are elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

MANAGEMENT MATTERS

   There are no arrangements or understandings known to the Company between any of the Directors, nominees for Director or executive officers of the Company and any other person pursuant to which any such person was elected as a Director or an executive officer, except the Employment Agreement between the Company and Richard M. Scrushy described under "Executive Compensation and Other Information -- Audit and Compensation Committee Report on Executive Compensation -- Chief Executive Officer Compensation" in this Proxy Statement and except that Mr. Gordon and Raymond J. Dunn, III, a retiring Director, were initially named to the Board of Directors under the terms of the merger agreements pursuant to which the Company acquired SCA and Advantage Health Corporation, respectively. There are no family relationships between any Directors, nominees for Director or executive officers of the Company. The Board of Directors of the Corporation held a total of eight meetings during 1996.

   There are no employment contracts between the Company and any executive officer named in the Summary Compensation Table under "Executive Compensation and Other Information -- Executive Compensation -- General", other than the
Employment Agreement with Richard M. Scrushy described under "Executive Compensation and Other Information -- Audit and Compensation Committee Report on Executive Compensation -- Chief Executive Officer Compensation" in this Proxy Statement. Except for such Employment Agreement and except for the broad-based retirement plans of the Company described under "Executive Compensation and Other Information -- Retirement Investment Plan" and "Executive Compensation and Other Information -- Employee Stock Benefit Plan", there are no compensatory plans or arrangements with respect to any such executive officer which result or will result from the resignation, retirement or any other termination of such executive officer's employment with the Company and its subsidiaries or from a change in control of the Company or from a change in such executive officer's responsibilities following a change in control of the Company.

   The Audit and Compensation Committee of the Board is responsible for reviewing all reports from the Company's auditors, monitoring internal controls and reviewing the Company's compensation program, as well as administering the Company's stock option plans. On May 2, 1996, C. Sage Givens, George H. Strong and Phillip C. Watkins, all of whom are outside Directors, were appointed to serve on this committee for a period of one year or until their successors are appointed. They continue to serve in such capacity. This committee held two meetings and acted seven times by unanimous written consent during 1996.

   The  Company  has  no  other  standing  audit,   nominating  or  compensation
committees of the Board of Directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and beneficial owners of more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no reports on Form 5 were required, the Company believes that for the period from January 1, 1996 through December 31, 1996, all of its officers, Directors and greater-than-10% beneficial owners complied with
Section 16(a) filing requirements applicable to them, except as set forth below.

   Raymond J. Dunn, III, a retiring Director of the Company, did not timely report sales aggregating 393,330 shares of the Company's Common Stock in four transactions in September 1996 and "private collar" derivative security transactions in June 1996. All such transactions were reported on Form 5 in February 1997.

                            1997 STOCK OPTION PLAN

GENERAL

   The Company's Board of Directors has adopted the 1997 Stock Option Plan (the "1997 Plan") for the Company's Directors, executives and other key employees of the Company and its subsidiaries. The 1997 Plan is intended to advance the Company's interests by providing such persons with additional incentives to promote the success of the Company's business, to increase their proprietary interest in the success of the Company and to encourage them to remain in the Company's employ. Management believes that the 1997 Plan is a necessary tool to help the Company compete effectively with other enterprises for the services of new employees and to retain key employees and Directors, all as may be required for the future development of the Company's business. Management intends for the 1997 Plan to complement the other stock option plans of the Company described herein by making additional shares available for issuance pursuant to options granted under the 1997 Plan. See "Executive Compensation - Stock Option Plans".

   It should be noted that each Director, each nominee for Director and each officer and employee of the Company has, by reason of being eligible to receive options under the 1997 Plan, an interest in seeing that the 1997 Plan is adopted by the stockholders.

   Set forth below is a summary of the major features of the 1997 Plan. This summary does not purport to be a complete statement of all the provisions of the 1997 Plan, and is qualified in its entirety by the text of the composite copy of the 1997 Plan attached to this Proxy Statement as Appendix A. See

"Executive Compensation and Other Information--Stock Option Plans" in this Proxy Statement for information with respect to stock options granted to certain
Directors and executives of the Company under the other stock option plans of the Company described herein.

NATURE OF OPTIONS TO BE GRANTED PURSUANT TO THE 1997 PLAN

   The 1997 Plan provides for the grant of both non-qualified stock options ("NQSOs") and options intended to qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986 (the "Code"). Options designated as ISOs by the Audit and Compensation Committee of the Board of Directors (the "Committee") will contain terms designed to comply with the provisions of Section 422(b). All options issued pursuant to the 1997 Plan and not expressly designated as ISOs shall be conclusively deemed to be NQSOs.

COMMON STOCK SUBJECT TO THE 1997 PLAN

   The aggregate number of shares of Common Stock covered by the 1997 Plan is 5,000,000 shares. Shares issued upon exercise of options under the 1997 Plan may be either authorized but unissued shares or shares reacquired by the Company. If, on or prior to the termination of the 1997 Plan, an option granted thereunder expires or is terminated for any reason without having been exercised in full, the unpurchased shares covered thereby will again become available for the grant of options under the 1997 Plan. Shares of stock covered by options surrendered in connection with the exercise of other options shall be deemed to have been exercised and shall not again become available for the grant of options under the 1997 Plan. The maximum number of shares of Common Stock for which any individual may be granted options under the 1997 Plan during any calendar year is 1,000,000.

   The purchase price of the shares of Common Stock covered by each option granted under the 1997 Plan will be at least 100% of the fair market value, but in no event less than the par value, of the Common Stock at the time the option is granted. No option granted to any person who, at the time of such grant, owns, taking into account the attribution rules of Section 425(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of the Company's stock or of the stock of any of its corporate subsidiaries, may be designated as an ISO unless at the time of such grant the purchase price of the shares of Common Stock covered by such option is at least 110% of the fair market value, but in no event less than the par value, of such shares. Notwithstanding any contrary provision contained in the 1997 Plan, the aggregate fair market value (determined as of the time each ISO is granted) of the shares of Common Stock with respect to which ISOs issued to any one person thereunder are exercisable for the first time during any calendar year shall not exceed $100,000.

   The 1997 Plan prohibits any reduction of the exercise price of outstanding options granted under the plan except by reason of an adjustment pursuant to a stock split, merger, business combination, recapitalization or similar change in the capitalization of the Company. The 1997 Plan likewise prohibits the cancellation of outstanding options accompanied by the reissuance of substitute options at a lower exercise price.

   The 1997 Plan provides that if the Common Stock is listed upon a national securities exchange or exchanges, such fair market value shall be deemed to be the last reported sale price at which the shares of Common Stock were traded on such securities exchange or exchanges immediately prior to the commencement of the meeting of the Committee at which the option is granted, or if no sale of the Common Stock was made on any national securities exchange on such date, then on the next preceding day on which there was a sale of the Common Stock. The 1997 Plan prescribes other methodologies for determining fair market value if the Common Stock is not listed upon a national securities exchange or exchanges. Since September 13, 1989, the Common Stock has been listed on the New York Stock Exchange.

ADMINISTRATION OF THE 1997 PLAN


   The 1997 Plan is administered by the Audit and Compensation Committee of the Board of Directors (the "Committee", as defined above), each member of which is an outside Director. The Committee has full and exclusive authority to determine the grant of options under the 1997 Plan. Under the terms of the 1997 Plan, each outside Director, including the members of the Committee, is to receive an annual grant of options covering 25,000 shares of Common Stock under the 1997 Plan or another stock option plan of the Company, such grant to be made on the first business day in January in each calendar year commencing with January 1998. Currently, Phillip C. Watkins, M.D., C. Sage Givens and George H. Strong serve as the Committee.

PURCHASE OF COMMON STOCK UNDER THE 1997 PLAN

   Each option granted under the 1995 Plan shall be granted pursuant to and subject to the terms and conditions of a stock option agreement (a "Stock Option Agreement") to be entered into between the Company and the optionholder at the time of such grant. Any such Stock Option Agreement shall incorporate by reference all of the terms and provisions of the 1997 Plan as in effect at the time of grant and may contain such other terms and provisions as shall be approved and adopted by the Committee.

   The expiration date of an option granted under the 1997 Plan shall be as determined by the Committee at the time of grant, provided that each such option shall expire not more than ten years after the date such option is granted. Notwithstanding the preceding sentence, no option granted to any person who, at the time of such grant, owns, taking into account the attribution rules of
Section 425(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of Common Stock or the stock of any of the Company's corporate subsidiaries, may be designated as an ISO unless by its terms each such option shall expire not more than five years after the date such option was granted. Each option shall become exercisable in whole, in part or in installments at such time or times as the Committee may prescribe and specify in the Stock Option Agreement at the time the option is granted.

   In the event of a "Change in Control" (as defined), of the Company, options granted under the 1997 Plan which are, by their terms, exercisable in installments, will become immediately exercisable in full. A "Change in Control" is defined to include the acquisition of more than 25% of the outstanding voting securities of the Company by a single person or group, the election to the Board of Directors of persons constituting a majority of the Board of Directors who are not "Incumbent Directors" (as defined), or the approval by the stockholders of the Company of (i) a merger, reorganization or similar transaction which results in the then-current stockholders of the Company owning less than 75% of the combined voting power of the reorganized or merged entity, (ii) the liquidation or dissolution of the Company, or (iii) the sale of all or substantially all of the assets of the Company. These provisions of the 1997 Plan may have some deterrent effect on certain mergers, tender offers or other takeover attempts, thereby having some potential adverse effect on the market price of the Company's Common Stock.

   The exercise price for options granted under the 1997 Plan may be paid in any of the following ways, which may be combined for any given exercise: (a) the exercise price may be paid in cash; (b) the exercise price may be paid by tendering outstanding shares of Common Stock having a fair market value equal to the aggregate exercise price for the options being exercised; or (c) subject to applicable requirements of the Exchange Act, the optionholder may deliver with his exercise notice irrevocable instructions to a broker to promptly deliver to the Company an amount of sale or loan proceeds sufficient to pay the exercise price. In addition, with respect to optionholders who are subject to reporting requirements under Section 16(a) of the Exchange Act, the optionholder may surrender unexercised options having a "Spread" equal to the exercise price of the options sought to be exercised. For purposes of the 1997 Plan, "Spread" means, with respect to a surrendered option, (i) the average price per share of Common Stock on the date of exercise, less (ii) the exercise price of the surrendered option.


   Options granted under the 1997 Plan shall be assignable or transferable only by will or pursuant to the laws of descent and distribution, and shall be exercisable during the optionholder's lifetime only by the optionholder himself or herself, except for certain permitted transfers to or for the benefit of immediately family members of the optionholder or to charitable organizations. No holder of any option shall have any rights to dividends or other rights of a stockholder with respect to shares subject to an option prior to the purchase of such shares upon exercise of the option.

TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY OF OPTIONHOLDER

   With respect to an option which, by its terms, is not exercisable for one year from the date on which it is granted, if an optionholder's employment by, or other relationship with, the Company or any of its subsidiaries terminates for any reason other than death within one year after the date an unexercised option is granted under the 1997 Plan, the option shall terminate on the date of termination of such employment or other relationship. With respect to all options granted under the 1997 Plan, if an optionholder's employment by, or other relationship with, the Company is terminated by reason of his death, the option shall terminate one year after the date of death, unless the option otherwise expires. If an optionholder's employment by, or other relationship with, the Company terminates for any other reason, or at any other time, other than as set forth above, the option shall terminate three months after the date of termination of such employment or other relationship, unless the option earlier expires, provided that: (a) if the optionholder dies within such three-month period, the option shall terminate one year after the date of his death, unless the option earlier expires; (b) the Board of Directors may, at any time prior to any termination of such employment or other relationship under the circumstances covered herein, determine in its discretion that the option shall terminate on the date of termination of such employment or other relationship; and (c) the exercise of any option after termination of such employment or other relationship shall be subject to satisfaction of the conditions precedent that the optionholder refrain from engaging, directly or indirectly, in any activity which is competitive with any activity of the Company or any subsidiary and from otherwise acting, either prior to or after termination of such employment or other relationship, in any manner inimical or in any way contrary to the best interests of the Company and that the optionholder furnish to the Company such information with respect to the satisfaction of the foregoing conditions precedent as the Board of Directors shall reasonably request.

EXPIRATION, TERMINATION AND AMENDMENT OF THE 1995 PLAN


   The 1997 Plan will terminate on the earliest of (a) April 30, 2007, (b) the date on which all shares of Common Stock reserved for issuance under the 1997 Plan shall have been acquired through exercise of options granted thereunder, or
(c) such earlier time as the Board of Directors may determine. Any option outstanding under the 1997 Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the 1997 Plan.


   The 1997 Plan may, at any time or from time to time, be terminated, modified or amended by the stockholders of the Company by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote. The Board of Directors may, insofar as permitted by law, from time to time with respect to any shares of Common Stock at the time not subject to options, suspend or discontinue the 1997 Plan or revise or amend it in any respect whatsoever, except that, without approval of the stockholders of the Company, no such revision or amendment shall increase the number of shares subject to the 1997 Plan, decrease the price at which the options may be granted, permit exercise of options unless full payment is made at the time of exercise (except as provided in the 1997 Plan), extend the period during which options may be exercised, or change the provisions relating to adjustment to be made upon changes in capitalization. Subject to the provisions described above, the Board of Directors has the power to amend the 1997 Plan and any outstanding options granted thereunder in such respects as the Board of Directors shall, in its sole discretion, deem advisable in order to incorporate in the 1997 Plan or any such option any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or other statute, or rules or regulations of the Internal Revenue Service or other federal or state governmental agency enacted or promulgated after the adoption of the 1997 Plan.

FEDERAL TAX CONSEQUENCES

   Pursuant to the Code, upon the exercise of an NQSO under the 1997 Plan, the Company is generally entitled to a tax deduction in an amount equal to the difference between the option price and the fair market value of the Common Stock on the date the NQSO is exercised. For federal tax purposes, the person exercising the option must pay personal income taxes on an amount equal to the difference between the option price and the fair market value of the Common Stock on the date the NQSO is exercised. The basis of the Common Stock obtained by exercising the NQSO will be the option price paid plus the amount equal to the difference between the option price and the fair market value of the Common Stock on the date the NQSO is exercised, which amount was subject to federal income tax. A subsequent sale of the Common Stock by the person exercising the NQSO will result in a long- or short-term capital gain or loss depending on the total period of time that the shares of Common Stock are held. Generally, no taxable event occurs under the Code upon the grant of an NQSO under the 1997 Plan.

   Pursuant to the Code, the holder of an ISO will recognize no taxable income (or loss) upon the grant or exercise of an ISO. Upon the sale of the underlying shares of Common Stock, the optionholder will incur a long-term capital gain or loss if the provisions of Section 422(b) of the Code are complied with. In such case, there is no taxable event for the Company. The principal requirement of
Section 422(b), other than the limitations on option price, duration of option period, time of exercise and volume exercisable in one year described above, is that, in order for an option to qualify for ISO treatment, shares received pursuant to exercise of the option may not be disposed of within two years from the date of grant and one year from the date of exercise of the option. If an option designated as an ISO ceases to qualify as an ISO, the tax effects for the optionholder and the Company will be identical to those described above for NQSOs.

NEW PLAN BENEFITS

   No options have been granted under the 1997 Plan. The number of shares covered by particular options to be granted under the 1997 Plan is not determinable at this time.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

   Management recommends a vote FOR the adoption of the 1997 Stock Option Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present or represented and entitled to vote at the Annual Meeting will be necessary for stockholder approval of the 1997 Stock Option Plan.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION -- GENERAL


   The following table sets forth compensation paid or awarded to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for all services rendered to the Company and its subsidiaries in 1994, 1995 and 1996.


                                    ANNUAL COMPENSATION             LONG-TERM COMPENSATION
NAME AND PRINCIPAL POSITION   ------------------------------------ ------------------------
                                                     BONUS/ANNUAL    STOCK     LONG-TERM
                                                       CENTIVE       OPTION     INCENTIVE     ALL OTHER
                              YEAR       SALARY         AWARD        AWARDS      PAYOUTS    COMPENSATION(1)
                              -----   -----------   ------------   ----------  ----------   --------------
Richard M. Scrushy .........  1994    $1,207,228    $2,000,000            --      --        $ 12,991
Chairman of the Board  .....  1995     1,737,526     5,000,000     2,000,000      --         650,108 (2)
and Chief Executive Officer   1996     3,380,295     8,000,000     1,500,000      --          34,280 (2)

James P. Bennett ...........  1994       357,740       250,000            --      --          10,760
President and Chief ........  1995       371,558       600,000       300,000      --           7,835
Operating Officer ..........  1996       485,110       800,000       200,000      --          32,106 (2)

Michael D. Martin ..........  1994       189,013       250,000            --      --           7,311
Executive Vice President  ..  1995       165,626       500,000       170,000      --           7,919
and Treasurer ..............  1996       270,164       750,000       120,000      --          31,587 (2)

P. Daryl Brown .............  1994       272,573       200,000            --      --          10,226
President -- HEALTHSOUTH  ..  1995       263,462       300,000       260,000      --           8,580
Outpatient Centers .........  1996       324,345       400,000       100,000      --          11,181

Aaron Beam, Jr. ............  1994       298,223       175,000            --      --          11,272
Executive Vice President  ..  1995       247,903       300,000       200,000      --           8,695
and Chief Financial Officer   1996       287,417       350,000        30,000      --          33,314 (2)

(1) Includes car allowances of $500 per month for Mr. Scrushy and $350 per month for the other Named Executive Officers. Also includes (a) matching contributions under the Company's Retirement Investment Plan for 1994, 1995 and 1996, respectively, of: $318, $292 and $708 to Mr. Scrushy; $355, $900 and $1,289 to Mr. Beam; $625, $900 and $1,425 to Mr. Bennett; $526, $900 and
    $1,371 to Mr. Martin; and $274, $900 and $1,897 to Mr. Brown; (b) awards under the Company's Employee Stock Benefit Plan for 1994, 1995 and 1996, respectively, of $4,910, $1,626 and $3,389 to Mr. Scrushy; $4,910, $1,626
    and $3,389 to Mr. Beam;  $4,910,  $1,626 and $3,387 to Mr. Bennett;  $1,345,
    $1,626 and $3,386 to Mr. Martin; and $4,910, $1,626 and $3,389 to Mr. Brown;
    and (c) split-dollar life insurance premiums paid in 1994 and 1995 of $1,723, $2,190 and $2,312 with respect to Mr. Scrushy; $1,807, $1,969 and
    $2,559 with respect to Mr. Beam; $1,025, $1,109 and $1,217 with respect to Mr. Bennett; $1,240, $1,193 and $752 with respect to Mr. Martin; and $842, $1,854 and $1,695 with respect to Mr. Brown. See "Executive Compensation -- Retirement Investment Plan" and "Executive Compensation -- Employee Stock Benefit Plan".

(2) In addition to the amounts described in the preceding footnote, includes the conveyance of real property valued at $640,000 to Mr. Scrushy in 1995, and the forgiveness of loans in the amount of $21,877 each owed by Messrs. Scrushy, Beam, Bennett and Martin in 1996.

STOCK OPTION GRANTS IN 1996


                                  INDIVIDUAL GRANTS
                     ----------------------------------------
                                    % OF TOTAL
                                      OPTIONS
                      NUMBER OF     GRANTED TO     EXERCISE
                       OPTIONS     EMPLOYEES IN      PRICE    EXPIRATION      GRANT DATE
     NAME              GRANTED      FISCAL YEAR    PER SHARE    DATE       PRESENT VALUE(1)
     ----            ---------     ------------   ----------  ----------   ----------------
Richard M. Scrushy.. 1,500,000       36.9%          $16.25      1/17/06      $10,982,625

James P. Bennett...    200,000        4.9%           16.25      1/17/06        1,464,350

Michael D. Martin..    100,000        2.5%           16.25      1/17/06          732,175
                        20,000        0.5%           16.44      8/14/06          146,435

P. Daryl Brown.....    100,000        2.5%           16.25      1/17/06          732,175

Aaron Beam, Jr.....     60,000        1.5%           16.25      1/17/06          439,305

(1) Based on the Black-Scholes option pricing model adapted for use in valuating executive stock options. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to certain variables, including the following: (i) stock price volatility is assumed to be 37.5%; (ii) the risk-free rate of return is assumed to be 6.21%; (iii) dividend yield is assumed to be 0; and
    (iv) the time of exercise is assumed to be 5.5 years from the date of grant.

STOCK OPTION EXERCISE IN 1996 AND OPTION VALUES AT DECEMBER 31, 1996

                        NUMBER
                      OF SHARES                   NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                       ACQUIRED        VALUE             OPTIONS               IN-THE-MONEY OPTIONS
                     ON EXERCISE     REALIZED    AT DECEMBER 31, 1996(1)      AT DECEMBER 31, 1996(2)
                     -----------     --------    -----------------------      -----------------------
       NAME                                      EXERCISED   UNEXERCISED      EXERCISED    UNEXERCISED
       ----                                      ---------   -----------      ---------    -----------
Richard M.
Scrushy...........  1,000,000     $16,168,845    13,869,892      2,632      $188,007,958    $   35,836

James P. Bennett       90,000       1,183,950       860,000         --         9,353,300            --

Michael D. Martin.     83,500       1,291,461       200,000    105,000           888,750     1,200,381

P. Daryl Brown ...     77,000       1,218,986       935,000         --        12,048,828            --

Aaron Beam, Jr. ..    152,500       2,053,794       260,000         --        2,371,250             --

(1) Does not reflect any options granted and/or exercised after December 31, 1996. The net effect of any such grants and exercises is reflected in the table appearing under "Principal Stockholders".

(2) Represents the difference between market price of the Company's Common Stock and the respective exercise prices of the options at December 31, 1996. Such amounts may not necessarily be realized. Actual values which may be realized, if any, upon any exercise of such options will be based on the market price of the Common Stock at the time of any such exercise and thus are dependent upon future performance of the Common Stock.

STOCKHOLDER RETURN COMPARISON(1)


   Set forth below is a line graph comparing the total returns of the Company's Common Stock, the Standard & Poor's 500 (S&P 500) Index and a peer group index ("Rehab Index") compiled by the Company, consisting of Tenet Healthcare Corporation and NovaCare, Inc., publicly-traded healthcare companies whose businesses are similar in some respects to that of the Company. The graph assumes $100 invested on December 31, 1991, in HEALTHSOUTH Common Stock and each of the indices. The Rehab Index has been weighted for market capitalization, and the Company assumes reinvestment of dividends for purposes of the graph.

                               [GRAPHIC OMITTED]

December 31              HEALTHSOUTH              S&P 500            Rehab Index
-----------              -----------              -------            -----------
     1991                     100                   100                100
     1992                      75                   107                 77
     1993                      72                   119                 75
     1994                     104                   120                111
     1995                     166                   165                111
     1996                     220                   203                130

----------
(1) In previous proxy statements of the Company, the Rehab Index included Continental Medical Systems, Inc. ("CMS"). In May 1995, CMS was acquired by Horizon Healthcare Corp., which was the surviving corporation in the merger. Because CMS was not publicly traded during all of 1995, data relating to CMS has been deleted from the Rehab Index for all periods.

STOCK OPTION PLANS

   Set forth below is information concerning the various stock option plans of the Company at December 31, 1996. All share numbers and exercise prices have been adjusted to reflect the Company's March 1997 two-for-one stock split.

   1984 Incentive Stock Option Plan

   The Company had a 1984 Incentive Stock Option Plan (the "ISO Plan"), intended to qualify under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), covering an aggregate of 4,800,000 shares of Common Stock. The ISO Plan expired on February 28, 1994, in accordance with its terms. As of December 31, 1996, there were outstanding under the ISO Plan options to purchase 31,702 shares of the Company's Common Stock at prices ranging from $2.52 to $3.78 per share. All such options remain in full force and effect in accordance with their terms and the ISO Plan. Under the ISO Plan, which was administered by the Board of Directors, key employees could be granted options to purchase shares of Common Stock at 100% of fair market value on the date of grant (or 110% of fair market value in the case of a 10% stockholder/grantee). The outstanding options granted under the ISO Plan must be exercised within ten years from the date of grant, are cumulatively exercisable with respect to 25% of the shares covered thereby after the expiration of each of the first through the fourth years following the date of grant, are nontransferable except by will or pursuant to the laws of descent and distribution, are protected against dilution and expire within three months after termination of employment, unless such termination is by reason of death.

   1988 Non-Qualified Stock Option Plan


   The Company also has a 1988 Non-Qualified Stock Option Plan (the "NQSO Plan") covering a maximum of 4,800,000 shares of Common Stock. As of December 31, 1996, there were outstanding under the NQSO Plan options to purchase 57,300 shares of the Company's Common Stock at prices ranging from $8.37 to $16.25 per share. The NQSO Plan, which is administered by the Audit and Compensation Committee of the Board of Directors, provides that Directors, executive officers and other key employees may be granted options to purchase shares of Common Stock at 100% of fair market value on the date of grant. The NQSO Plan terminates on the earliest of (a) February 28, 1998, (b) such time as all shares of Common Stock reserved for issuance under the NQSO Plan have been acquired through the exercise of options granted thereunder or (c) such earlier time as the Board of Directors of the Company may determine. Options granted pursuant to the NQSO Plan have a ten-year term are exercisable at any time during such period, are nontransferable except by will or pursuant to the laws of descent and distribution, are protected against dilution and expire within three months of termination of association with the Company as a Director or termination of employment, unless such termination is by reason of death.

   1989, 1990, 1991, 1992, 1993 and 1995 Stock Option Plans


   The Company also has a 1989 Stock Option Plan (the "1989 Plan"), a 1990 Stock Option Plan (the "1990 Plan"), a 1991 Stock Option Plan (the "1991 Plan"), a 1992 Stock Option Plan (the "1992 Plan"), a 1993 Stock Option Plan (the "1993 Plan") and a 1995 Stock Option Plan (the "1995 Plan"), under each of which incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") may be granted. The 1989, 1990, 1991, 1992, 1993 and 1995 Plans cover a maximum of 2,400,000 shares, 3,600,000 shares, 11,200,000 shares, 5,600,000 shares,
5,600,000 shares and 11,563,548 (to be increased by 0.9% of the outstanding Common Stock of the Company on each January 1, beginning January 1, 1996) shares, respectively, of the Company's Common Stock. As of December 31, 1996, there were outstanding options to purchase an aggregate of 28,188,880 shares of the Company's Common Stock under such Plans at exercise prices ranging from $2.52 to $19.12 per share. An additional 2,778,356 shares were reserved for grants under such Plans. Each of the 1989, 1990, 1991, 1992, 1993 and 1995 Plans is administered in the same manner as the NQSO Plan and provides that Directors, executive officers and other key employees may be granted options to purchase shares of Common Stock at 100% of fair market value on the date of grant. The 1989, 1990, 1991, 1992, 1993 and 1995 Plans terminate on the earliest of (a) October 25, 1999, October 15, 2000, June 19, 2001, June 16, 2002, April 19, 2003
and June 5, 2005, respectively, (b) such time as all shares of Common Stock reserved for issuance under the respective Plan have been acquired through the exercise of options granted thereunder, or (c) such earlier times as the Board of Directors of the Company may determine. Options granted under these Plans which are designated as ISOs contain vesting provisions similar to those contained in options granted under the ISO Plan and have a ten-year term. NQSOs granted under these Plans have a ten-year term. Options granted under these Plans are nontransferable except by will or pursuant to the laws of descent and distribution (except for certain permitted transfers to or for the benefit of family members and charitable organizations), are protected against dilution and will expire within three months of termination of association with the Company as a Director or termination of employment, unless such termination is by reason of death.

    1993 Consultants' Stock Option Plan

   The Company also has a 1993 Consultants' Stock Option Plan (the "1993 Consultants' Plan"), under which NQSOs may be granted, covering a maximum of 3,000,000 shares of Common Stock. As of December 31, 1995, there were outstanding under the 1993 Consultants' Plan options to purchase 1,636,000 shares of Common Stock at prices ranging from $3.37 to $17.75 per share. An additional 40,000 shares were reserved for grants under such Plans. The 1993 Consultants' Plan, which is administered in the same manner as the NQSO Plan, provides that certain non-employee consultants who provide significant services to the Company may be granted options to purchase shares of Common Stock at such prices as are determined by the Board of Directors or the appropriate committee. The 1993 Consultants' Plan terminates on the earliest of (a) February 25, 2003,
(b) such time as all shares of Common

Stock reserved for issuance under the 1993 Consultants' Plan have been acquired through the exercise of options granted thereunder, or (c) such earlier time as the Board of Directors of the Company may determine. Options granted under the 1993 Consultants' Plan have a ten-year term. Options granted under the 1993 Consultants' Plan are nontransferable except by will or pursuant to the laws of descent and distribution, are protected against dilution and expire within three months of termination of association with the Company as a consultant, unless such termination is by reason of death.

   Other Stock Option Plans

   In connection with the acquisitions of Surgical Health Corporation, Sutter Surgery Centers, Inc., Surgical Care Affiliates, Inc., Professional Sports Care Management, Inc. and ReadiCare, Inc., the Company assumed certain existing stock option plans of the acquired companies, and outstanding options to purchase stock of the acquired companies under such plans were converted into options to acquire Common Stock of the Company in accordance with the exchange ratios applicable to such mergers. At December 31, 1996, there were outstanding under these assumed plans options to purchase 1,906,200 shares of the Company's Common Stock at exercise prices ranging from $2.14 to $25.75 per share. No additional options are being granted under any such assumed plans.

EXECUTIVE LOANS

   In order to enhance equity ownership by senior management, in 1989 the Company adopted a program of making loans to officers holding the position of Group Vice President and above to facilitate the exercise of stock options held by such persons. Each loan bears interest at the prime rate announced from time to time by AmSouth Bank of Alabama, Birmingham, Alabama and is secured by a first lien on the shares of Common Stock acquired with the proceeds of the loan. Each loan has a ten-year term, and the Company's lien on the shares of Common Stock is released as the indebtedness is repaid at the rate of one share per the weighted average option exercise price repaid. The only loan currently outstanding under such program is a loan made on May 7, 1992 to P. Daryl Brown, President -- HEALTHSOUTH Outpatient Centers, which had an original principal balance of $213,613 and of which $190,000 remained outstanding at December 31, 1996.

RETIREMENT INVESTMENT PLAN

   Effective January 1, 1990, the Company adopted the HEALTHSOUTH Retirement Investment Plan (the "401(k) Plan"), a retirement plan intended to qualify under
Section 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan is open to all full-time and part-time employees of the Company who are over the age of 21, have one full year of service with the Company and have at least 1,000 hours of service in the year in which they enter the 401(k) Plan. Eligible employees may elect to participate in the Plan on January 1 and July 1 in each year.

   Under the 401(k) Plan, participants may elect to defer up to 20% of their annual compensation (subject to nondiscrimination rules under the Internal Revenue Code). The deferred amounts may be invested among four options, at the participant's direction: a money market fund, a bond fund, a guaranteed insurance contract or an equity fund. The Company will match a minimum of 10% of the amount deferred by each participant, up to 4% of such participant's total compensation, with the matched amount also directed by the participant.

   Aaron Beam, Jr., Executive Vice President and Chief Financial Officer of the Company, and Anthony J. Tanner, Executive Vice President -- Administration and Secretary of the Company, serve as Trustees of the 401(k) Plan, which is administered by the Company.

EMPLOYEE STOCK BENEFIT PLAN

   Effective January 1, 1991, the Company adopted the HEALTHSOUTH Rehabilitation Corporation and Subsidiaries Employee Stock Benefit Plan (the "ESOP"), a retirement plan intended to qualify under sections 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended. The ESOP is open to all full-time and part-time employees of the Company who are over the age of 21, have one full year of service with the Company and have at least 1,000 hours of service in the year in which they begin participation in the ESOP on the next January 1 or July 1 after the date on which such employee satisfies the aforementioned conditions.

   The ESOP was established with a $10,000,000 loan from the Company, the proceeds of which were used to purchase 827,586 shares of the Company's Common Stock. In 1992, an additional $10,000,000 loan was made to the ESOP, which was used to purchase an additional 833,332 shares of Common Stock. Under the ESOP, a Company Common Stock account (a "company stock account") is established and maintained for each eligible employee who participates in the ESOP. In each plan year, such account is credited with such employee's allocable share of the Common Stock held by the ESOP and allocated with respect to such plan year. Each employee's allocable share for any given plan year is determined according to the ratio which such employee's compensation for such plan year bears to the compensation of all eligible participating employees for the same plan year.

   Under the ESOP, eligible employees who participate in the ESOP and who have attained age 55 and have completed 10 years of participation in the ESOP may elect to diversify the assets in their company stock account by directing the plan administrator to transfer to the 401(k) Plan a portion of their company stock account to be invested, as the eligible employee directs, in one or more of the investment options available under the 401(k) Plan.

   Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of the Company, Aaron Beam, Jr., Executive Vice President and Chief Financial Officer of the Company, and Anthony J. Tanner, Executive Vice President -- Administration and Secretary of the Company, serve as Trustees of the ESOP, which is administered by the Company.

STOCK PURCHASE PLAN

   In order to further encourage employees to obtain equity ownership in the Company, the Company's Board of Directors adopted an Employee Stock Purchase Plan (the "Stock Purchase Plan") effective January 1, 1994. Under the Stock Purchase Plan, participating employees may contribute $10 to $200 per pay period toward the purchase of the Company's Common Stock in open-market transactions. The Stock Purchase Plan is open to regular full-time or part-time employees who have been employed for six months and are at least 21 years old. After six months of participation in the Stock Purchase Plan, the Company will provide a 10% matching contribution to be applied to purchases under the Stock Purchase Plan. The Company also pays all fees and brokerage commissions associated with the purchase of the stock. The Stock Purchase Plan is administered by a broker-dealer firm not affiliated with the Company.

BOARD COMPENSATION

   Directors who are not also employed by the Company are paid Directors' fees of $10,000 per annum, plus $3,000 for each meeting of the Board of Directors and $1,000 for each Committee meeting attended. In addition, Directors are reimbursed for all out-of-pocket expenses incurred in connection with their duties as Directors. The Directors of the Company, including Mr. Scrushy, have been granted non-qualified stock options to purchase shares of the Company's Common Stock. See this Item, "Executive Compensation -- Stock Option Plans" above.

AUDIT AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    General

    The Board of Directors of the Company has an Audit and Compensation Committee (the "Committee"), consisting of Ms. Givens, Mr. Strong and Dr. Watkins. The Committee is charged by the Board of Directors with establishing a compensation plan which will enable the Company to compete effectively for the services of qualified officers and key employees, to give such employees appropriate incentive to pursue the maximization of long-term stockholder value, and to recognize such employees' success in achieving both qualitative and quantitative goals for the benefit of the Company. The Committee makes recommendations to the full Board of Directors as to appropriate levels of compensation for specific individuals, as well as compensation and benefit programs for the Company as a whole.

    Compensation Philosophy and Policies for Executive Officers


   As its first principle, the Committee believes that executives of the Company should be rewarded based upon their success in meeting the Company's operational goals, improving its earnings, maintaining its leadership role in the outpatient and rehabilitative healthcare services fields, and generating consistent and superior returns for its stockholders, and the Committee strives to establish levels of compensation that take such factors into account and provide appropriate recognition for past achievement and incentive for future success. The Committee recognizes that the demand for executives with expertise and experience in the outpatient and rehabilitative healthcare services fields is intense. In order to attract and retain qualified persons, the Committee believes that the Company must offer current compensation at levels consistent with those of other publicly-traded healthcare companies. In addition, the
Committee believes that it is in the best interests of the Company's stockholders to offer its executives meaningful equity participation in the Company, in order that those executives' interests will be aligned with those of the Company's stockholders. The Committee feels that the historic mix of cash compensation and equity participation has proven to be effective in stimulating the Company's executives to meet both long-term and short-term goals and has been a major factor in limiting turnover among senior executives.


   The Company's compensation program has three distinct elements: base salary; incentive compensation, including both cash incentive compensation and equity-based compensation; and retirement compensation. These elements are discussed below.

   Base Salary: While the demand for experienced managers in the healthcare industry continues to grow, the Company has been very successful in attracting and retaining key executives, many of whom have been with the Company since its early days. The Company believes that its compensation package is instrumental in such success. The Committee endeavors to establish base salary levels for those key executives which are consistent with those provided for similarly situated executives of other publicly-traded healthcare companies, taking into account each executive's areas and level of responsibility, historical performance and tenure with the Company. In establishing such levels, the Company considers compensation for executives of other publicly-traded providers of healthcare services, such as Columbia/HCA, Horizon/CMS Healthcare and Tenet Healthcare Corporation, as well as other publicly-traded companies of similar size and with a similar growth rate. Compensation decisions are not targeted to specific levels in the range of compensation paid by such companies, nor does the Company maintain a record of where its compensation stands with respect to such other companies. However, the Committee and the Board of Directors take such levels of compensation into account in determining appropriate levels of compensation for the Company's executives.

   Incentive Compensation: In addition to base salary, the Committee recommends to the Board of Directors cash incentive compensation for executives of the Company, based upon each such executive's success in meeting qualitative and quantitative performance goals on an annual basis. The total incentive bonus pool available for the Company's executives is capped at the lesser of (a) the amount by which the Company's annual net income exceeds the budgeted annual net income established by the Board of Directors and (b) 10% of the Company's annual net income. No bonuses are payable unless annual net income exceeds budgeted net income. Individual incentive bonuses within such bonus pool are not determined in a formulary manner, but are determined on a basis that takes into account each executive's success in achieving standards of performance, which may or may not be quantitative, established by the Board of Directors and such executive's superiors. Bonus determinations are made on a case-by-case basis, taking into account appropriate quantitative and qualitative factors, and there is no fixed relationship between any particular performance factor and the amount of a given executive's bonus. Historically, incentive compensation has been a major component of the Company's executive compensation, and the Committee believes that placing executives at risk for such a component has been effective in motivating such executives to achieve such goals.

   In 1994, the Committee engaged William M. Mercer, Inc. as a consultant to perform a study of the Company's executive compensation programs. The Mercer report concluded that the Company's compensation mix was significantly more highly-leveraged, at risk and performance-focused than other companies selected by Mercer for comparison, with 41% of the Company's cash compensation for executive officers being at-risk, performance-based compensation, compared to 29% for the other companies reviewed by Mercer.

   In addition to cash incentive compensation, as a growth company, the Company has always utilized equity- based compensation, in the form of stock options, as a tool to encourage its executives to work to meet its operational goals and maximize long-term stockholder value. Because the value of stock options granted to an executive is directly related to the Company's success in enhancing its market value over time, the Committee feels that its stock option programs have been very effective in aligning the interests of management and stockholders.

   The Committee determines stock option grants under the Company's various stock option plans, all of which are described above under "Executive Compensation and Other Information -- Stock Option Plans". Specific grants are determined taking into account an executive's current responsibilities and historical performance, as well as the executive's perceived contribution to the Company's results of operations. Options are also used to give incentive to newly-promoted officers at the time that they are asked to assume greater responsibilities, and, in some cases, to executives who have joined the Company through acquisitions and have assumed significant leadership roles within the Company. In evaluating option grants, the Board of Directors considers prior grants and shares currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is utilized to determine particular grants. The Committee believes that the opportunity to acquire a significant equity interest in the Company has been a strong motivation for the Company's executives to pursue the long-term interests of the Company and its stockholders, and has promoted longevity and retention of key executives. Information relating to stock options granted to the five most highly-compensated executive officers of the Company is set forth elsewhere in this Proxy Statement.

   In connection with the Company's use of stock options as a significant component of compensation, the Mercer study referred to above indicated that most companies in Mercer's long-term incentive survey utilized two long-term incentive plans, while the Company used stock options as its only long-term incentive plan. The Mercer study noted that the Company's use of stock options was very consistent with the practices of high-growth companies that wished to increase the ownership stake of executives in the company and to conserve cash by using stock rather than cash in long-term plans.

   Retirement Compensation: As described under "Executive Compensation and Other Information -- Retirement Investment Plan", in 1991 the Company adopted a 401(k) retirement plan in order to give all full-time employees an opportunity to provide for their retirement on a tax-advantaged basis. In order to further tie employees' interests to the long-term market value of the Company, the Company adopted an Employee Stock Benefit Plan (the "ESOP") in 1991, which gives all full-time employees an opportunity to invest a portion of their retirement funds in Common Stock of the Company on a tax-advantaged basis. See "Executive Compensation and Other Information -- Employee Stock Benefit Plan". While these plans provide benefits to all full-time employees, the Committee believes that the ESOP provides additional incentive to executives to maximize stockholder value over the long term.

    Chief Executive Officer Compensation

   The Company is a party to an Employment Agreement with Richard M. Scrushy, pursuant to which Mr. Scrushy, a management founder of the Company. is employed as Chairman of the Board and Chief Executive Officer of the Company for a five-year term which ends December 31, 2000. Such term is automatically extended for an additional year on December 31 of each year. In addition, the Company has agreed to use its best efforts to cause Mr. Scrushy to be elected as a Director of the Company during the term of the Agreement. Under the Agreement, Mr. Scrushy received a base salary of $999,000, excluding incentive compensation of up to $2,400,000, in 1996 and is to receive the same base salary in 1997 and each year thereafter, with incentive compensation of up to $2,400,000, subject to annual review by the Board of Directors, and is entitled to participate in any bonus plan approved by the Board of

Directors for the Company's management. The incentive compensation is earned at $200,000 per month in 1997, contingent upon the Company's success in meeting certain monthly budgeted earnings per share targets. Mr. Scrushy earned the entire $2,400,000 incentive component of his compensation in 1996, as all such targets were met. In addition, Mr. Scrushy was awarded $8,000,000 under the management bonus plan. Such additional bonus was based on the Committee's assessment of Mr. Scrushy's contribution to the establishment of the Company as the industry leader in outpatient surgery and rehabilitative healthcare services, including his role in the negotiation and consummation of the acquisitions of Surgical Care Affiliates, Advantage Health Corporation,
Professional  Sports  Care  Management,   Inc.  and  ReadiCare,   Inc.  and  the
negotiation of the acquisitions of Health Images, Inc. and Horizon/CMS Healthcare Corporation, as well as the Company's success in achieving annual budgeted net income targets and other factors described below. Mr. Scrushy is also provided with a car allowance in the amount of $500 per month and with disability insurance. Under the Agreement, Mr. Scrushy's employment may be terminated for cause or if he should become disabled. Termination of Mr. Scrushy's employment under the Agreement will result in certain severance pay arrangements. In the event that the Company were to be acquired, merged or reorganized in such a manner as to result in a change of control of the Company, Mr. Scrushy has the right to terminate his employment under the Agreement, in which case he will receive a lump sum payment equal to three years' annual base salary (including the gross incentive portion thereof) under the Agreement. Mr. Scrushy has agreed not to compete with the Company during any period to which any such severance pay relates. Mr. Scrushy may terminate the Agreement at any time upon 180 days' notice, in which case he will receive one year's base salary as severance pay.

   The Committee reports to the Board of Directors on compensation arrangements with Mr. Scrushy, and recommends to the Board of Directors the level of incentive compensation, both cash and equity-based, which is appropriate for Mr. Scrushy with respect to each fiscal year of the Company. In making such recommendation, the Committee takes into account the Company's performance in the marketplace, its success in meeting strategic goals and its success in meeting monthly and annual budgets established by the Board of Directors. Again, ultimate compensation decisions are not made in a formulary manner, but in a manner which takes into account the Company's competitive position, its position in the financial markets, and the significant contributions made by Mr. Scrushy to the success of the Company. In making its decisions with respect to Mr. Scrushy's compensation, the Committee believes that it is appropriate to recognize that, as a management founder of the Company, Mr. Scrushy has played an instrumental role in establishing the Company as the industry leader in outpatient and rehabilitative healthcare services and that, under his leadership, the Company has significantly enhanced stockholder value over a period of years and continues to grow in assets, net revenues, net income and market value.


   Mr. Scrushy's stewardship of the Company has led it to 42 consecutive profitable quarters since the second quarter of 1986, with steadily increasing earnings per share. The Company's assets increased by 15.0% from December 31, 1995, to December 31, 1996; its net revenues and income (excluding the effect of one-time charges in 1996 and 1996) rose 21.6% and 52.9%, respectively, in the same period; and its stock price increased by 32.6% over the same period.
According to a study by an independent analyst, the Company's market capitalization grew by 112.8% over that period, placing it in the 97th percentile among 173 public companies with market capitalizations between $5,000,000,000 and $10,000,000,000. Further, in the period since December 31, 1993, the Company, under Mr. Scrushy's leadership, has grown from the fourth-largest provider of rehabilitative healthcare services to the largest provider, and during 1995 and 1996 established itself as one of the largest providers of outpatient surgery services through a series of strategic acquisitions. During that same period, the Company has become the second-largest publicly-traded healthcare provider (by market capitalization) in the nation, has expanded its operations to 50 states, has been added to the S&P 500 and, most recently, was named by Business Week as the best-performing healthcare provider in the S&P 500. The Committee believes that Mr. Scrushy's leadership has been essential to the Company's success and growth. In view of these accomplishments, the Committee believes that it is important to ensure that, if Mr. Scrushy is successful in leading the Company to achieve the goals set by the Board of Directors, his compensation will be at a level commensurate with that of chief executive officers of similarly-situated public companies and that he will continue to have the opportunity to obtain a significant equity interest in the Company.

    Section 162(m) of the Internal Revenue Code

   The Omnibus Budget Reconciliation Act of 1993 contains a provision under which a publicly-traded corporation is sometimes precluded from taking a federal income tax deduction for compensation in excess of $1,000,000 that is paid to the chief executive officer and the four other most highly-compensated executives of the corporation during a corporation's tax year. Compensation in excess of $1,000,000 continues to be deductible if that compensation is "performance based" within the meaning of that term under Section 162(m) of the Internal Revenue Code. Certain transition rules apply with respect to stock option plans which were approved prior to December 20, 1993, pursuant to Rule 16b-3(b) under the Exchange Act.

   The Company believes that its employee stock option plans meet the requirements of Section 162(m) as performance-based plans. The Committee and the Board of Directors have currently made a decision not to amend the Company's cash compensation programs to meet all requirements of Section 162(m) because such a decision would not be in the best interests of the Company's stockholders. The Committee believes that, in establishing bonus and incentive awards, certain subjective factors must be taken into account in particular cases, based upon the experienced judgment of the Committee members as well as on factors which may be objectively quantified. The preservation of tax deductibility of all compensation is an important consideration. However, the Committee believes that it is important that the Company retain the flexibility to reward superior effort and accomplishment even where all cash compensation may not be fully deductible. The Committee will continue to review the requirements for deductibility under Section 162(m) and will take such requirements into account in the future as it deems appropriate and in the best interests of the Company's stockholders. Approximately $10,410,484 of Mr. Scrushy's compensation paid with respect to 1996, as well as approximately $312,404 and $46,994 paid to James P. Bennett, President and Chief Operating
Officer of the Company, and Michael D. Martin, Executive Vice President and Chief Operating Officer of the Company, respectively, will not be deductible; however, the Company believes that all other compensation paid to executive officers will be fully deductible.

    Conclusion

   The Committee believes that the levels and mix of compensation provided to the Company's executives during 1996 were appropriate and were instrumental in the achievement of the Company's goals for 1996. It is the intent of the Committee to ensure that the Company's compensation programs continue to motivate its executives and reward them for being responsive to the long-term interests of the Company and its stockholders.

   The foregoing report is submitted by the following Directors of the Company, constituting all of the members of the Committee of the Board of Directors:

                                C. Sage Givens
                               George H. Strong
                         Phillip C. Watkins, Chairman

                            PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 17, 1997, (a) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (b) by each of the Company's Directors and (c) by the Company's five most highly compensated executive officers and all executive officers and Directors as a group.

                                                                NUMBER OF SHARES
                          NAME AND                                BENEFICIALLY     PERCENTAGE OF
                      ADDRESS OF OWNER                              OWNED(1)        COMMON STOCK
------------------------------------------------------------  ------------------- ---------------
Richard M. Scrushy .........................................  15,076,658 (2)      4.51%
John S. Chamberlin .........................................     222,000 (3)      *
C. Sage Givens .............................................     392,100 (4)      *
Charles W. Newhall III .....................................     711,920 (5)      *
George H. Strong ...........................................     577,882 (6)      *
Phillip C. Watkins, M.D. ...................................     797,854 (7)      *
Aaron Beam, Jr. ............................................     323,620( 8)      *
James P. Bennett ...........................................   1,250,000 (9)      *
Larry R. House .............................................     459,600(10)      *
Anthony J. Tanner ..........................................   1,043,808(11)      *
Richard F. Celeste .........................................     260,000(12)      *
P. Daryl Brown .............................................   1,093,000(13)      *
Joel C. Gordon .............................................   3,660,668(14)      1.14%
Raymond J. Dunn, III .......................................   3,226,166(15)      1.01%
Michael D. Martin ..........................................     457,008(16)      *
FMR Corp. ..................................................  38,509,640(17)      12.03%
 82 Devonshire Street
 Boston, Massachusetts 02109
Putnam Investments, Inc. ...................................  22,880,090 (18)     7.15%
 One Post Office Square
 Boston, Massachusetts 02109
All Executive Officers and Directors as a Group (20
 persons) ..................................................  32,119,688(19)      9.33%


(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as otherwise indicated.

(2) Includes 14,472,524 shares subject to currently exercisable stock options.

(3) Includes 150,000 shares subject to currently exercisable stock options.

(4) Includes 2,100 shares owned by Ms. Givens's spouse and 390,000 shares subject to currently exercisable stock options.

(5) Includes 790 shares owned by members of Mr. Newhall's immediate family and 710,000 shares subject to currently exercisable stock options. Mr. Newhall disclaims beneficial ownership of the shares owned by his family members except to the extent of his pecuniary interest therein.


(6) Includes 103,662 shares owned by trusts of which Mr. Strong is a trustee and claims shared voting and investment power and 300,000 shares subject to currently exercisable stock options.


(7) Includes 600,000 shares subject to currently exercisable stock options.

(8) Includes 320,000 shares subject to currently exercisable stock options.

(9) Includes 1,160,000 shares subject to currently exercisable stock options.

(10) Includes 457,996 shares subject to currently exercisable stock options.

(11)Includes 72,000 shares held in trust by Mr. Tanner for his children and 910,000 shares subject to currently exercisable stock options.

(12) All of the shares are subject to currently exercisable stock options.

(13) Includes 1,035,000 shares subject to currently exercisable stock options.

(14)Includes 364,340 shares owned by his spouse, 144,988 shares owned by trusts of which he is a trustee and 384,520 shares subject to currently exercisable stock options.

(15) Includes 50,000 shares subject to currently exercisable stock options.

(16) Includes 455,000 shares subject to currently exercisable stock options.

(17)Shares held by various investment funds for which affiliates of FMR Corp. act as investment advisor. FMR Corp. or its affiliates claim sole power to vote 1,407,440 of the shares and sole power to dispose of all of the shares.

(18)Shares held by various investment funds for which affiliates of Putnam Investments, Inc. act as investment advisor. Putnam Investments, Inc. or its affiliates claim sole power to vote 2,070,760 of the shares and sole power to dispose of all of the shares.

(19)Includes 24,215,544 shares subject to currently exercisable stock options held by executive officers and Directors.

 * Less than 1%

                             CERTAIN TRANSACTIONS

   During 1996, the Company paid $12,906,000 for the purchase of new NCR computer equipment from GG Enterprises, a value-added reseller of computer equipment which is owned by Grace Scrushy, the mother of Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of the Company, and Gerald P. Scrushy, Senior Vice President -- Physical Resources of the Company. Such purchases were made in the ordinary course of the Company's business. The price paid for this equipment was more favorable to the Company than that which could have been obtained from an independent third party seller.


   During 1996, the Company paid $429,247 to MedPartners, Inc., a publicly-traded physician practice management company, for management services rendered to certain physician practices owned by the Company. Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of the Company, and Larry R. House, a Director of the Company, are directors of MedPartners, Inc. Mr. House also serves as Chairman of the Board, President and Chief Executive Officer of MedPartners, Inc., a position which has been his principal occupation since August 1993. At March 1, 1997, Mr. Scrushy beneficially owns approximately 0.48%, Mr. House beneficially owns approximately 0.71%, and the Company owns approximately 0.67% of the issued and outstanding Common Stock of MedPartners, Inc. The Company believes that the price paid for such services was no less favorable to the Company than that which could have been obtained from an independent third-party provider.

   In June 1994, the Company sold selected properties, including six ancillary hospital facilities, three outpatient rehabilitation facilities, two outpatient surgery centers, one uncompleted medical office building and one research facility to Capstone Capital Corporation ("Capstone"), a publicly-traded real estate investment trust. The net proceeds of the Company as a result of the transaction were approximately $58,425,000. The net book value of the properties was approximately $50,735,000. The Company leases back substantially all these properties from Capstone and guarantees the associated operating leases, payments under which aggregate approximately $6,900,000 annually. In addition, in 1995 Capstone acquired ownership of the Company's Erie, Pennsylvania inpatient rehabilitation facility, which had been leased by the Company from an unrelated lessor. The Company's annual lease payment under that lease is $1,700,000. In 1996 Capstone also acquired ownership of the Company's Altoona and Mechanicsburg, Pennsylvania inpatient rehabilitation facilities, which had been leased by the Company from unrelated lessors. The Company's annual lease payments under such leases aggregate $2,818,000.

Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of the Company, and Michael D. Martin, Executive Vice President and Treasurer of the Company, were among the founders of Capstone and serve on its Board of Directors. At March 1, 1997, Mr. Scrushy owned approximately 2.9% of the issued and outstanding capital stock of Capstone, and Mr. Martin owned approximately 0.8% of the issued and outstanding capital stock of Capstone. In addition, the Company owned approximately 0.8% of the issued and outstanding capital stock of Capstone at March 1, 1997. The Company believes that all transactions involving Capstone were effected on terms no less favorable than those which could have been obtained in transactions with independent third parties.

   In order to enhance equity ownership by senior management, the Company has adopted a program of making loans to officers holding the position of Group Vice President and above to facilitate the exercise of stock options held by such persons. See "Executive Compensation -- Executive Loans".

   At various times, the Company has made loans to executive officers to assist them in meeting financial obligations at certain times when they were requested by the Company to refrain from selling Common Stock in the open market. At January 1, 1996, loans in the following original principal amounts were outstanding: $460,000 to Larry R. House, a Director and a former executive officer, and $140,000 to William T. Owens, Senior Vice President and Controller. Outstanding principal balances at December 31, 1996 were $414,000 for Mr. House and $126,000 for Mr. Owens. In addition, during 1995, the Company made an additional loan of $350,000 to Mr. Owens and $500,000 to Aaron Beam, Jr., Executive Vice President and Chief Financial Officer of the Company, which loans were outstanding in full at December 31, 1996. Such loans bear interest at the rate of 1-1/4% per annum below the prime rate of AmSouth Bank of Alabama, Birmingham, Alabama, and are payable on demand.

                              RELATIONSHIP WITH
                        INDEPENDENT PUBLIC ACCOUNTANTS

   Ernst & Young LLP, Birmingham, Alabama, has been engaged by the Board of Directors of the Company as independent public accountants for the Company and its subsidiaries for the fiscal year 1996 and it is expected that such firm will serve in that capacity for the 1997 fiscal year. Management expects that a representative of Ernst & Young LLP will be present at the Annual Meeting to make a statement if he or she desires to do so and to be available to answer appropriate questions posed by stockholders.

                             FINANCIAL STATEMENTS

     The Company's audited financial statements for the fiscal year ended December 31, 1996, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other selected information are included in Appendix B to this Proxy Statement.

                                OTHER MATTERS

   As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.


   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY WHOSE PROXY IS SOLICITED BY THE FOREGOING PROXY STATEMENT, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON ADDRESSED TO ANTHONY J. TANNER, SECRETARY, HEALTHSOUTH Corporation, ONE HEALTHSOUTH PARKWAY, BIRMINGHAM, ALABAMA 35243. SUCH A REQUEST FROM A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MUST CONTAIN A GOOD-FAITH REPRESENTATION BY SUCH PERSON THAT, AS OF MARCH 27, 1997, HE WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK.

   Please SIGN and RETURN the enclosed Proxy promptly.

                              By Order of the Board of Directors:


                              ANTHONY J. TANNER
                              Secretary


April 9, 1997

                                                                      APPENDIX A

                           HEALTHSOUTH CORPORATION
                            1997 STOCK OPTION PLAN

   1. PURPOSE OF THE PLAN. The purpose of the 1997 Stock Option Plan (hereinafter called the "Plan") of HEALTHSOUTH Corporation, a Delaware corporation (hereinafter called the "Corporation"), is to provide incentive for future endeavor and to advance the interests of the Corporation and its stockholders by encouraging ownership of the Common Stock, par value $.01 per share (hereinafter called the "Common Stock"), of the Corporation by its Directors, executives and other key employees, upon whose judgment, interest and continuing special efforts the Corporation is largely dependent for the successful conduct of its operations, and to enable the Corporation to compete effectively with other enterprises for the services of such new Directors, executives and employees as may be needed for the continued improvement of the Corporation's business, through the grant of options to purchase shares of the Common Stock. It is intended that certain Options issued under the Plan and so designated pursuant to Section 6(c) hereof by the Committee (as defined in Section 5 hereof) shall qualify as "incentive stock options" (hereinafter called "ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (hereinafter called the "Code"), and, where applicable, the terms of the Plan shall be interpreted in accordance with such intention. Other Options may be issued under the Plan and designated by the Committee as non-qualified stock options (hereinafter called "NQSOs"). Any Option issued under the Plan and not expressly designated as an ISO shall be conclusively deemed to be an NQSO.

   2. PARTICIPANTS. Options may be granted under the Plan to Directors of the Corporation and to such executives and key employees of the Corporation and its subsidiaries as shall be determined by the Committee appointed by the Board of Directors as set forth in Section 5 of the Plan; provided, however, that no Option may be granted to any person if such grant would cause the Plan to cease to be an "employee benefit plan" as defined in Rule 405 of Regulation C promulgated under the Securities Act of 1933; and provided further that no ISO may be granted to any person ineligible to be granted ISOs under Section 422(b) of the Code.

   3. TERM OF THE PLAN. The Plan shall become effective as of May 1, 1997, subject to the approval by the holders of a majority of the shares of issued and outstanding Common Stock of the Corporation at the 1997 Annual Meeting of Stockholders of the Corporation. The Plan shall terminate on the earliest of (a) April 30, 2007, (b) such time as all shares of Common Stock reserved for issuance under the Plan have been acquired through the exercise of Options granted under the Plan, or (c) such earlier time as the Board of Directors of the Corporation may determine. Any Option outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan. No Option shall be granted under the Plan after April 30, 2007.

   4. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13, the aggregate number of shares of Common Stock for which Options may be granted under the Plan shall not exceed 5,000,000 shares, and the maximum number of shares of Common Stock for which any individual may be granted Options under the Plan during any calendar year is 1,000,000. If, on or prior to the termination of the Plan as provided in Section 3, an Option granted under the Plan shall have expired or terminated for any reason without having been exercised in full, the unpurchased shares covered thereby shall again become available for the grant of Options under the Plan. Shares covered by Options surrendered in connection with the exercise of other Options pursuant to Section 9(e) shall be deemed, for purposes of this Section 4, to have been exercised, and such shares shall not again become available for the grant of Options under the Plan.

   The shares to be delivered upon exercise of Options under the Plan shall be made available, at the discretion of the Board of Directors, either from authorized but previously unissued shares as permitted by the Certificate of Incorporation of the Corporation or from shares re-acquired by the Corporation, including shares of Common Stock purchased in the open market, and shares held in the treasury of the Corporation.

   5. ADMINISTRATION OF THE PLAN. With respect to the participation of executives and key employees of the Corporation and its subsidiaries who are not also Directors of the Corporation, the Plan shall be administered by the Audit and Compensation Committee of the Board of Directors of the Corporation (hereinafter called the "Committee"). The acts of a majority of the Committee, at any meeting thereof at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall determine the executives and key employees of the Corporation and its subsidiaries who shall be granted Options and the number of shares of Common Stock to be subject to each Option.

   With respect to the participation of non-employee Directors of the Corporation, each non-employee Director shall receive, as an annual grant, an NQSO to purchase 25,000 shares of Common Stock on the date of approval of the Plan by the stockholders of the Corporation and in each year thereafter, such Option to be granted as of the first business day in January of each calendar year, commencing with January 1998. The purchase price of the shares of Common Stock covered by each such NQSO granted to a non-employee Director shall be 100% of the fair market value (but in no event less than the par value) of such shares at the time the Option is granted, determined in accordance with Section 7(c) hereof. Grants to any non-employee Director shall be in lieu of any grants under other stock option plans of the Corporation.

   The interpretation and construction of any provision of the Plan or of any Option granted under it by the Committee shall be final, conclusive and binding upon all parties, including the Corporation, its stockholders and Directors, and the executives and employees of the Corporation and its subsidiaries. No member of the Board of Directors or the Committee shall be liable to the Corporation, any stockholder, any optionholder or any employee of the Corporation or its subsidiaries for any action or determination made in good faith with respect to the Plan or any Option granted under it. No member of the Board of Directors may vote on any Option to be granted to him.

   The expenses of administering the Plan shall be borne by the Corporation.

   6. GRANT OF OPTIONS. (a) Options may be granted under the Plan by the Committee in accordance with the provisions of Section 5 at any time prior to the termination of the Plan. In making any determination as to Directors, executives and key employees to whom Options shall be granted and as to the number of shares to be covered by such Options, the Committee shall take into account the duties of the respective Directors, executives and key employees, their present and potential contribution to the success of the Corporation, and such other factors as the Committee shall deem relevant in connection with the accomplishment of the purposes of the Plan.

   (b) Each Option granted under the Plan shall be granted pursuant to and subject to the terms and conditions of a stock option agreement to be entered into between the Corporation and the optionholder at the time of such grant. Each such stock option agreement shall be in a form from time-to-time adopted for use under the Plan by the Committee (such form being hereinafter called a "Stock Option Agreement"). Any such Stock Option Agreement shall incorporate by reference all of the terms and provisions of the Plan as in effect at the time of grant and may contain such other terms and provisions as shall be approved and adopted by the Committee.

   (c) At the time of the grant of each Option under this Plan, the Committee shall determine whether such Option is to be designated as an ISO. If an Option is to be designated as an ISO, then the provisions of Sections 6(d), 7(b) and 8(b) shall apply to such Options. The Stock Option Agreement relating to the grant of any option designated as an ISO shall reflect such designation.

   (d) Notwithstanding any contrary provision contained in this Agreement, the aggregate fair market value (determined as of the time each ISO is granted) of the shares of Common Stock with respect to which ISOs issued to any one person hereunder are exercisable for the first time during any calendar year shall not exceed $100,000.

   7. OPTION PRICE. (a) The purchase price of the shares of Common Stock covered by each Option granted under the Plan shall be at least 100% of the fair market value (but in no event less than the par value) of such shares at the time the Option is granted, or such higher purchase price as shall be determined by the Committee.

   (b) Notwithstanding any contrary provision contained in Section 7(a) hereof, no Option granted to any person who, at the time of such grant, owns, taking into account the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of the Corporation's stock or of the stock of any of its corporate subsidiaries, may be designated as an ISO unless at the time of such grant the purchase price of the shares of Common Stock covered by such Option is at least 110% of the fair market value (but in no event less than the par value) of such shares.

   (c) If the Common Stock is not listed upon a national securities exchange or exchanges, such fair market value shall be as determined by the Board of Directors of the Corporation (which determination shall be conclusive and binding for all purposes) or, if applicable, shall be deemed to be the last reported sale price for the Common Stock as quoted by brokers and dealers trading in the Common Stock in the over-the-counter market (or if the Common Stock shall be quoted by the National Association of Securities Dealers Automated Quotation system, then such NASDAQ quote) immediately prior to the commencement of the meeting of the Committee at which the Option is granted. If the Common Stock is listed upon a national securities exchange or exchanges, such fair market value shall be deemed to be the last reported sale price at which the shares of Common Stock were traded on such securities exchange or exchanges immediately prior to the commencement of the meeting of the Committee at which the Option is granted, or if no sale of the Common Stock was made on any national securities exchange on such date, then the closing price per share of the Common Stock on such securities exchange or exchanges on the next preceding day on which there was a sale of the Common Stock.

   (d) The exercise price of any outstanding Options shall not be reduced during the term of such Options except by reason of an adjustment pursuant to Section 13 hereof, nor shall the Committee or the Board of Directors cancel outstanding Options and reissue new Options at a lower exercise price in substitution for the canceled Options.

   8. TERM OF OPTIONS. (a) The expiration date of an Option granted under the Plan shall be as determined by the Committee at the time of grant, provided that each such Option shall expire not more than ten years after the date such Option was granted.

   (b) Notwithstanding any contrary provision contained in Section 8(a) hereof, no Option granted to any person who, at the time of such grant, owns, taking into account the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of the Corporation's stock or of the stock of any of its corporate subsidiaries, may be designated as an ISO unless by its terms each such Option shall expire not more than five years after the date such Option was granted.

   9. EXERCISE OF OPTIONS. (a) Each Option shall become exercisable in whole or in part or in installments at such time or times as the Committee may prescribe at the time the Option is granted and specify in the Stock Option Agreement. No Option shall be exercisable after the expiration of ten years from the date on which it was granted.

   (b) Notwithstanding any contrary provision contained herein, unless otherwise expressly provided in the Stock Option Agreement, any Option granted hereunder which is, by its terms, exercisable in installments shall become immediately exercisable in full upon the occurrence of a Change in Control of the Corporation. For purposes of this Section 9(b), "Change in Control" shall mean

         (i) the acquisition (other than from the Company) by any person, entity or "group" (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, but excluding, for this purpose, the Corporation or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of either the then-outstanding shares of Common Stock or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of Directors; or

         (ii) individuals who, as of May 1, 1997, constitute the Board of Directors of the Corporation (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any person becoming a Director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the Directors then constituting the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Company) shall be, for purposes of this Section 9(b)(ii), considered as though such person were a member of the Incumbent Board; or

         (iii) approval by the stockholders of the Company of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 75% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity's then-outstanding voting securities, or a liquidation or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation.

   (c) Options may be exercised by giving written notice to the Corporation of intention to exercise, specifying the number of shares to be purchased pursuant to such exercise in accordance with the procedures set forth in the Stock Option Agreement. All shares purchased upon exercise of any Option shall be paid for in full at the time of purchase in accordance with the procedures set forth in the Stock Option Agreement. Except as provided in Sections 9(d) and 9(e) hereof, such payment shall be made in cash or through delivery of shares of Common Stock or a combination of cash and Common Stock as provided in the Stock Option Agreement. Any shares so delivered shall be valued at their fair market value determined as of the date of exercise of the Option under the method set forth in Section 7(c) hereof.

   (d) Payment for shares purchased upon exercise of any such Option may be made by delivery to the Corporation of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation an amount of sale or loan proceeds sufficient to pay the exercise price. Additionally, the Corporation will accept, in payment for shares purchased upon exercise of any such Option, proceeds of a margin loan obtained by the exercising optionholder from a broker, provided that the exercising optionholder has, at the same time as delivery to the Corporation of a properly executed exercise notice, delivered to the Corporation irrevocable instructions to the Corporation to deliver share certificates directly to such broker upon payment for such shares.

   (e) With respect to Directors and officers of the Corporation who are subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, payment for shares purchased upon exercise of any Option granted hereunder may be made by surrender of outstanding Options issued under this Plan or any other stock option plan of the Corporation having a Spread (as defined below) equal to the exercise price of the Options sought to be exercised. For purposes of this Section 9(e), the "Spread" with respect to any unexercised Option shall be equal to (i) the average price per share of Common Stock on the date of exercise, as determined by the Corporation from any commercially available reporting service reflecting trading of the Common Stock on a national securities exchange, on the National Association of Securities Dealers Automated Quotation System, or in the over the counter market, as applicable, less (ii) the exercise price of the surrender of the Option. All Options so surrendered will be deemed to have been exercised by the optionholder. Such surrender shall be evidenced in a form satisfactory to the Secretary of the Corporation.

   10. NONTRANSFERABILITY OF OPTIONS. (a) Options granted under the Plan shall be assignable or transferable only by will or pursuant to the laws of descent and distribution and shall be exercisable during the optionholder's lifetime only by him, except to the extent set forth in the following paragraphs.

   (b) Upon written notice to the Secretary of the Corporation, an optionholder may, except as otherwise prohibited by applicable law, transfer options granted under the Plan to one or more members of such optionholder's immediate family, to a partnership consisting only of members of such optionholder's immediate family, or to a trust all of whose beneficiaries are members of the optionholder's immediate family. For purposes of this section, an optionholder's "immediate family" shall be deemed to include such optionholder's spouse, children and grandchildren only.

   (c) Upon written notice to the Secretary of the Corporation, an optionholder may transfer options to a charitable, educational or religious entity which has been determined by the United States Internal Revenue Service to be exempt from federal income taxation under the provisions of Section 501(c) of the Internal Revenue Code of 1986, as amended, or any successor statutory provision.

   11. STOCKHOLDER RIGHTS OF OPTIONHOLDER. No holder of any Option shall have any rights to dividends or other rights of a stockholder with respect to shares subject to an Option prior to the purchase of such shares upon exercise of the Option.

   12. TERMINATION OF OPTION. With respect to any Option which, by its terms, is not exercisable for one year from the date on which it is granted, if an optionholder's employment by, or other relationship with, the Corporation or any of its subsidiaries terminates within one year after the date an unexercised Option containing such terms is granted under the Plan for any reason other than death, the Option shall terminate on the date of termination of such employment or other relationship. With respect to all Options granted under the Plan, if an optionholder's employment by, or other relationship with, the Corporation is terminated by reason of his death, the Option shall terminate one year after the date of death, unless the Option otherwise expires. If an optionholder's employment by, or other relationship with, the Corporation terminates for any reason other than as set forth above in this Section 12, the Option shall terminate three months after the date of termination of such employment or other relationship unless the Option earlier expires, provided that (a) if the optionholder dies within such three-month period, the Option shall terminate one year after the date of his death unless the Option earlier expires; (b) the Board of Directors may, at any time prior to any termination of such employment or other relationship under the circumstances covered by this Section 12, determine in its discretion that the Option shall terminate on the date of termination of such employment or other relationship with the Corporation; and
(c) the exercise of any Option after termination of such employment or other relationship with the Corporation shall be subject to satisfaction of the conditions precedent that the optionholder refrain from engaging, directly or indirectly, in any activity which is competitive with any activity of the Corporation or any subsidiary thereof and from otherwise acting, either prior to or after termination of such employment or other relationship, in any manner inimical or in any way contrary to the best interests of the Corporation and that the optionholder furnish to the Corporation such information with respect to the satisfaction of the foregoing condition precedent as the Board of Directors shall reasonably request. For purposes of this Section 12, a "relationship with the Corporation" shall be limited to any relationship that does not cause the Plan to cease to be an "employee benefit plan" as defined in Rule 405 of Regulation C under the Securities Act of 1933. The mere ownership of stock in the Corporation shall not be deemed to be a "relationship with the Corporation".

   Nothing in the Plan or in the Stock Option Agreement shall confer upon any optionholder the right to continue in the employ of the Corporation or any of its subsidiaries or in any other relationship thereto or interfere in any way with the right of the Corporation to terminate such employment or other relationship at any time.

   A holder  of an  Option  under  the Plan may make  written  designation  of a beneficiary on forms prescribed by and filed with the Secretary of the Corporation. Such beneficiary, or if no such designation of any beneficiary has been made, the legal representative of such optionholder or such other person entitled thereto as determined by a court of competent jurisdiction, may exercise, in accordance with and subject to the provisions of this Section 12, any unterminated and unexpired Option granted to such optionholder to the same extent that the optionholder himself could have exercised such Option were he alive or able; provided, however, that no Option granted under the Plan shall be exercisable for more shares than the optionholder could have purchased thereunder on the date his employment by, or other relationship with, the Corporation and its subsidiaries was terminated.

   13. ADJUSTMENT OF AND CHANGES IN CAPITALIZATION. In the event that the outstanding shares of Common Stock shall be changed in number or class by reason of split-ups, combinations, mergers, consolidations or recapitalizations, or by reason of stock dividends, the number or class of shares which thereafter may be purchased through exercise of Options granted under the Plan, both in the aggregate and as to any individual, and the number and class of shares then subject to Options theretofore granted and the price per share payable upon exercise of such Option shall be adjusted so as to reflect such change, all as determined by the Board of Directors of the Corporation. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination.

   Notice of any adjustment shall be given by the Corporation to each holder of an Option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

   Fractional  shares  resulting from any adjustment in Options pursuant to this
Section 13 may be settled in cash or otherwise as the Board of Directors may determine.

   14. SECURITIES ACTS REQUIREMENTS. No Option granted pursuant to the Plan shall be exercisable in whole or in part, and the Corporation shall not be obligated to sell any shares of Common Stock subject to any such Option, if such exercise and sale would, in the opinion of counsel for the Corporation, violate the Securities Act of 1933 or other Federal or state statutes having similar requirements, as they may be in effect at that time. Each Option shall be subject to the further requirement that, at any time that the Board of Directors or the Committee, as the case may be, shall determine, in their respective discretion, that the listing, registration or qualification of the shares of Common Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors or the Committee, as the case may be.

   As a condition to the issuance of any shares upon exercise of an Option under the Plan, the Board of Directors or the Committee, as the case may be, may require the optionholder to furnish a written representation that he is acquiring the shares for investment and not with a view to distribution of the shares to the public and a written agreement restricting the transferability of the shares solely to the Corporation, and may affix a restrictive legend or legends on the face of the certificate representing such shares. Such representation, agreement and/or legend shall be required only in cases where in the opinion of the Board of Directors or the Committee, as the case may be, and counsel for the Corporation, it is necessary to enable the Corporation to comply with the provisions of the Securities Act of 1933 or other Federal or state statutes having similar requirements, and any stockholder who gives such representation and agreement shall be released from it and the legend removed at such time as the shares to which they applied are registered or qualified pursuant to the Securities Act of 1933 or other Federal or state statutes having similar requirements, or at such other time as, in the opinion of the Board of Directors or the Committee, as the case may be, and counsel for the Corporation, the representation and agreement and legend cease to be necessary to enable the Corporation to comply with the provisions of the Securities Act of 1933 or other Federal or state statutes having similar requirements.

   15. AMENDMENT OF THE PLAN. The Plan may, at any time or from time to time, be terminated, modified or amended by the stockholders of the Corporation by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation's Common Stock entitled to vote. The Board of Directors of the Corporation may, insofar as permitted by law, from time to time with respect to any shares of Common Stock at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that, without approval of the stockholders of the Corporation, no such revision or amendment shall increase the number of shares subject to the Plan, decrease the price at which the Options may be granted, permit exercise of Options unless full payment is made at the time of exercise (except as so provided in Section 9 hereof), extend the period during which Options may be exercised, or change the provisions relating to adjustment to be made upon changes in capitalization.

   16. CHANGES IN LAW. Subject to the provisions of Section 15, the Board of Directors shall have the power to amend the Plan and any outstanding Options granted thereunder in such respects as the Board of Directors shall, in its sole discretion, deem advisable in order to incorporate in the Plan or any such Option any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or any other statute, or Rules or Regulations of the Internal Revenue Service or any other Federal or state governmental agency enacted or promulgated after the adoption of the Plan.

   17. LEGAL MATTERS. Every right of action by or on behalf of the Corporation or by any stockholder against any past, present or future member of the Board of Directors, officer or employee of the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such Director, officer or employee, cease and be barred by the expiration of three years from whichever is the later of (a) the date of the act or omission in respect of which such right of action arises, or (b) the first date upon which there has been made generally available to stockholders an annual report of the Corporation and a proxy statement for the Annual Meeting of Stockholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the aggregate number of shares for which Options were granted; and any and all right of action by any employee or executive of the Corporation (past, present or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

   This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware, applied without giving effect to any conflicts-of-law principles, and construed accordingly.

                                                                      APPENDIX B

   NOTE: This Appendix A, together with the foregoing Proxy Statement, contains the information required to be provided in the Company's annual report to security holders pursuant to the Rules and Regulations of the Securities and Exchange Commission. The Company's 1996 Annual Report to Stockholders, which provides additional information concerning the Company and its performance in 1995, is also included in this mailing.

                              TABLE OF CONTENTS

                                                                                   PAGE
                                                                                  NUMBER
                                                                               -----------
Business..........................................................................  B-2
Selected Financial Data ..........................................................  B-2
Quarterly Results.................................................................  B-3
Directors and Executive Officers..................................................  B-4
Management's Discussion and Analysis of Financial Condition
 and Results of Operations........................................................  B-7
Audited Consolidated Financial Statements of HEALTHSOUTH Corporation and
 Subsidiaries
 Report of Independent Auditors ..................................................  B-13
 Consolidated Balance Sheets......................................................  B-14
 Consolidated Statements of Income................................................  B-15
 Consolidated Statements of Stockholders' Equity..................................  B-16
 Consolidated Statements of Cash Flows............................................  B-17
 Notes to Consolidated Financial Statements.......................................  B-19
Market for the Company's Common Equity and Related Stockholder
 Matters..........................................................................  B-38
Changes in and Disagreements with Accountants on Accounting and Financial
 Disclosure.......................................................................  B-38


                                   BUSINESS

   HEALTHSOUTH Corporation ("HEALTHSOUTH" or the "Company) is the nation's largest provider of outpatient and rehabilitative healthcare services. The Company provides these services through its national network of outpatient and inpatient rehabilitation facilities, outpatient surgery centers, diagnostic centers, occupational medicine centers, medical centers and other healthcare facilities. The Company believes that it provides patients, physicians and payors with high-quality healthcare services at significantly lower costs than traditional inpatient hospitals. Additionally, the Company's national network, reputation for quality and focus on outcomes has enabled it to secure contracts with national and regional managed care payors. At March 15, 1997, the Company had over 1,100 patient care locations in 50 states and the United Kingdom.


                           SELECTED FINANCIAL DATA

     Set forth below is a summary of selected consolidated financial data for the Company for the years indicated. All amounts have been restated to reflect the effects of the 1994 acquisition of ReLife, Inc. ("ReLife"), the 1995 Surgical Health Corporation ("SHC") and Sutter Surgery Centers, Inc. ("SSCI") acquisitions and the 1996 Surgical Care Affiliates, Inc. ("SCA") and Advantage Health Corporation ("Advantage Health") acquisitions, each of which was accounted for as a pooling of interests.


                                                                           YEAR ENDED DECEMBER 31,
                                                      ----------------------------------------------------------------
                                                          1992        1993         1994         1995          1996
                                                      ----------- ----------- ------------- ------------ -------------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenues ...........................................  $750,134    $979,206    $1,649,199    $2,003,146   $2,436,537
Operating expenses
 Operating units ...................................   521,619     668,201     1,161,758     1,371,740    1,586,003
 Corporate general and administrative ..............    25,667      37,043        61,640        56,920       66,807
Provision for doubtful accounts ....................    16,553      20,026        32,904        37,659       54,112
Depreciation and amortization ......................    42,107      63,572       113,977       143,322      188,966
Interest expense ...................................    18,237      24,200        73,644       101,790       94,553
Interest income ....................................    (8,595)     (5,903)       (6,387)       (7,882)      (5,912)
Merger and acquisition related expenses(1)  ........        --         333         6,520        34,159       41,515
Gain on sale of equity securities(2) ...............        --          --        (7,727)           --           --
Loss on impairment of assets(2) ....................        --          --        10,500        53,549           --
Loss on abandonment of computer project(2)  ........        --          --         4,500            --           --
Loss on disposal of surgery centers(2) .............        --          --        13,197            --           --
NME Selected Hospitals Acquisition related
 expense(2) ........................................        --      49,742            --            --           --
Terminated merger expense ..........................     3,665          --            --            --           --
Loss on extinguishment of debt .....................       883          --            --            --           --
Gain on sale of partnership interest ...............        --      (1,400)           --            --           --
                                                      ----------- ----------- ------------- ------------ -------------
                                                       620,136     855,814     1,464,526     1,791,257    2,026,044
                                                      ----------- ----------- ------------- ------------ -------------
Income before income taxes and minority interests  .   129,998     123,392       184,673       211,889      410,493
Provision for income taxes .........................    38,550      37,993        65,121        76,221      140,238
                                                      ----------- ----------- ------------- ------------ -------------
                                                        91,448      85,399       119,552       135,668      270,255
Minority interests .................................    25,943      29,377        31,469        43,147       49,437
                                                      ----------- ----------- ------------- ------------ -------------
Income from continuing operations ..................    65,505      56,022        88,083        92,521      220,818
Income from discontinued operations ................     3,283       4,452            --            --           --
                                                      ----------- ----------- ------------- ------------ -------------
 Net income ........................................  $ 68,788    $ 60,474    $   88,083    $   92,521   $  220,818
                                                      ----------- ----------- ------------- ------------ -------------
Weighted average common and common equivalent
 shares outstanding(3) .............................   254,296     264,958       280,854       297,460      326,290
                                                      =========== =========== ============= ============ =============
Net income per common and common equivalent
 share(3)
  Continuing operations ............................  $   0.26    $   0.21    $     0.31    $     0.31   $     0.68
  Discontinued operations ..........................      0.01        0.02            --            --           --
                                                      ----------- ----------- ------------- ------------ -------------

(CONTINUED)

                                                                           YEAR ENDED DECEMBER 31,
                                                      ----------------------------------------------------------------
                                                          1992        1993         1994         1995          1996
                                                      ----------- ----------- ------------- ------------ -------------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      $0.27       $0.23       $0.31         $0.31        $0.68
                                                      =========== =========== ============= ============ =============
 Net income per common share -- assuming full
  dilution(3)(4) ...................................    N/A         N/A       $0.31         $0.31        $0.66
                                                      =========== =========== ============= ============ =============

                                                  YEAR ENDED DECEMBER 31,
                                ----------------------------------------------------------------
                                    1992         1993         1994         1995         1996
                                ------------ ------------ ------------ ------------ ------------
                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and marketable
securities ...................  $  179,725   $  148,308   $  129,971   $  156,321   $  151,788
Working capital ..............     269,120      284,691      282,667      406,125      543,975
Total assets .................   1,143,235    1,881,211    2,230,093    2,931,495    3,371,952
Long-term debt(5) ............     413,656    1,008,429    1,139,087    1,391,664    1,486,029
Stockholders' equity .........     581,954      646,397      757,583    1,185,898    1,515,924

----------

(1) Expenses related to SHC's Ballas Merger in 1993, the ReLife and Heritage Acquisitions in 1994, the SHC, SSCI and NovaCare Rehabilitation Hospitals
    Acquisitions in 1995 and the SCA, Advantage Health, PSCM and ReadiCare mergers in 1996.

(2) See "Notes to Consolidated Financial Statements".

(3) Adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995 and a two-for-one stock split effected in the form of a 100% stock dividend paid on March 17, 1997.

(4) Fully-diluted earnings per share in 1994, 1995 and 1996 reflect shares reserved for issuance upon conversion of HEALTHSOUTH's 5% Convertible Subordinated Debentures due 2001.

(5) Includes current portion of long-term debt.

                        QUARTERLY RESULTS (UNAUDITED)

   Set forth below is certain summary information with respect to the Company's operations for the last eight fiscal quarters. All amounts have been restated to reflect the effects of the 1995 acquisitions of SHC and SSCI and the 1996 acquisitions of SCA and Advantage Health, all of which were accounted for as poolings of interests. All per share amounts have been adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995 and a two-for-one stock split effected in the form of a 100% stock dividend paid on March 17, 1997.


                                                                             1995
                                                       -----------------------------------------------
                                                           1ST         2ND         3RD         4TH
                                                         QUARTER     QUARTER     QUARTER     QUARTER
                                                       ----------- ----------- ----------- -----------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues ............................................  $451,844    $499,668    $518,537    $533,097
Net income ..........................................    32,922      11,926      41,647       6,026
Net income per common and common equivalent share  ..      0.12        0.04        0.14        0.02
Net income per common share -- assuming full
 dilution ...........................................      0.11        0.04        0.14        0.02


                                                                             1996
                                                       -----------------------------------------------
                                                           1ST         2ND         3RD         4TH
                                                         QUARTER     QUARTER     QUARTER     QUARTER
                                                       ----------- ----------- ----------- -----------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues ............................................  $581,234    $595,589    $616,943    $642,771
Net income ..........................................    37,851      59,555      61,044      62,368
Net income per common and common equivalent share  ..      0.12        0.18        0.18        0.19
Net income per common share -- assuming full
 dilution ...........................................      0.11        0.18        0.18        0.18


                              EXECUTIVE OFFICERS


   The following table sets forth certain information with respect to the Company's executive officers:

                                             ALL POSITIONS                   AN OFFICER
        NAME          AGE                  WITH THE COMPANY                     SINCE
-------------------  ----- ------------------------------------------------ ------------

Richard M. Scrushy.. 44    Chairman 0f the Board and Chief Executive            1984
                           Officer and Director
James P. Bennett.... 39    President and Chief Operating Officer and            1991
                           Director
Aaron Beam, Jr.....  51    Executive Vice President and Chief Financial         1984
                           Officer and Director
Anthony J. Tanner..  38    Executive Vice President -- Administration and       1984
                           Secretary and Director
Michael D. Martin..  36    Executive Vice President -- Finance and              1989
                           Treasurer
Thomas W. Carman ..  45    Executive Vice President -- Corporate                1985
                           Development
P. Daryl Brown.....  42    President -- HEALTHSOUTH Outpatient Centers and      1986
                           Director
Robert E. Thomson..  49    President -- HEALTHSOUTH Inpatient Operations        1987
Russell H. Maddox..  56    President -- HEALTHSOUTH Imaging Centers             1995
William T. Owens...  38    Senior Vice President -- Finance and Controller      1986
William W. Horton..  37    Senior Vice President and Corporate Counsel and      1994
                           Assistant Secretary


   Richard M. Scrushy, one of the Company's management founders, has served as Chairman of the Board and Chief Executive Officer of the Company since 1984, and also served as President of the Company from 1984 until March 1995. From 1979 to 1984, Mr. Scrushy was with Lifemark Corporation, a publicly-owned healthcare corporation, serving in various operational and management positions. Mr. Scrushy is also a Director of MedPartners, Inc., a publicly-traded physician practice management company, and Chairman of the Board of Capstone Capital, Inc., a publicly-traded real estate investment trust. He also serves on the Boards of Directors of several privately-held healthcare corporations.


   James P. Bennett joined the Company in May 1991 as Director of Inpatient Operations, was promoted to Group Vice President -- Inpatient Rehabilitation Operations in September 1991, again to President and Chief Operating Officer -- HEALTHSOUTH Rehabilitation Hospitals in June 1992, to President -- HEALTHSOUTH Inpatient Operations in February 1993, and to President and Chief Operating Officer of the Company in March 1995. Mr. Bennett was elected a Director in February 1993. From August 1987 to May 1991, Mr. Bennett was employed by Russ Pharmaceuticals, Inc., Birmingham, Alabama, as Vice President -- Operations, Chief Financial Officer, Secretary and Director. Mr. Bennett served as a Certified Public Accountant on the audit staff of the Birmingham, Alabama office of Ernst & Whinney (now Ernst & Young LLP) from October 1980 to August 1987.

   Aaron Beam, Jr., C.P.A., a management founder, serves as Executive Vice President and Chief Financial Officer of the Company and was elected a Director in February 1993. From 1980 to 1984, Mr. Beam was employed by Lifemark Corporation in several financial and operational management positions for the Shared Services Division, including Division Controller. Mr. Beam is a Director of Ramsey Healthcare, Inc., a publicly-traded healthcare corporation.

   Anthony J. Tanner,  Sc.D.,  a management  founder,  serves as Executive  Vice
President -- Administration and Secretary of the Company and was elected a Director in February 1993. From 1980 to 1984,

Mr. Tanner was with Lifemark Corporation in the Shared Services Division as Director, Clinical and Professional Programs (1982-1984) and Director, Quality Assurance and Education (1980-1982), where he was responsible for the development of clinical programs and marketing programs.

   Michael D. Martin joined the Company in October 1989 as Vice President and Treasurer, and was named Senior Vice President -- Finance and Treasurer in February 1994 and Executive Vice President -- Finance and Treasurer in May 1996. From 1983 through September 1989, Mr. Martin specialized in healthcare lending with AmSouth Bank N.A., Birmingham, Alabama, where he was a Vice President immediately prior to joining the Company. Mr. Martin serves as a Director of Capstone Capital, Inc.

   Thomas W. Carman joined the Company in 1985 as Regional Director -- Corporate Development, and now serves as Executive Vice President -- Corporate Development. From 1983 to 1985, Mr. Carman was Director of development for Medical Care International. From 1981 to 1983, Mr. Carman was Assistant Administrator at the Children's Hospital of Birmingham, Alabama.

   P. Daryl Brown joined the Company in April 1986 and served until June 1992 as Group Vice President -- Outpatient Operations. He became President -- HEALTHSOUTH Outpatient Centers in June 1992, and was elected as a Director in March 1995. From 1977 to 1986, Mr. Brown served with the American Red Cross, Alabama Region, in several positions, including Chief Operating Officer, Administrative Director for Financing and Administration and Controller.

   Robert E. Thomson joined the Company in August 1985 as Administrator of its Florence, South Carolina inpatient rehabilitation facility, and subsequently served as Regional Vice President -- Inpatient Operations, Vice President -- Inpatient Operations, Group Vice President -- Inpatient Operations, and Senior Vice President -- Inpatient Operations. Mr. Thomson was named President -- HEALTHSOUTH Inpatient Operations in February 1996.

   Russell H. Maddox became President -- HEALTHSOUTH Imaging Centers in January 1996. He served as President -- HEALTHSOUTH Surgery & Imaging Centers from June 1995 through January 1996. From January 1992 until May 1995, Mr. Maddox served as Chairman of the Board, President and Chief Executive Officer of Diagnostic Health Corporation, an outpatient diagnostic imaging company which became a wholly-owned subsidiary of the Company in 1996. Mr. Maddox was founder and President of Russ Pharmaceuticals, Inc., located in Birmingham, Alabama. In March 1989 Russ Pharmaceuticals was acquired by Ethyl Corporation of Richmond, Virginia.

   William T. Owens, C.P.A., joined the Company in March 1986 as Controller and was appointed Vice President and Controller in December 1986. He was appointed Group Vice President -- Finance and Controller in June 1992 and became Senior Vice President -- Finance and Controller in February 1994. Prior to joining the Company, Mr. Owens served as a Certified Public Accountant on the audit staff of the Birmingham, Alabama office of Ernst & Whinney (now Ernst & Young LLP) from 1981 to 1986.

   William W. Horton joined the Company in July 1994 as Group Vice President -- Legal Services and was named Senior Vice President and Corporate Counsel in May 1996. From August 1986 through June 1994, Mr. Horton practiced corporate, securities and healthcare law with the Birmingham, Alabama-based firm of Haskell Slaughter Young & Johnson, Professional Association, where he served as Chairman of the Healthcare Practice Group.

   See "Election of Directors" in the Proxy Statement to which this Appendix A is attached for identification of the Directors of the Company.

                         MANAGEMENT'S DISCUSSION AND
                       ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

GENERAL

   The following discussion is intended to facilitate the understanding and assessment of significant changes and trends related to the results of operations and financial condition of the Company, including certain factors related to recent acquisitions by the Company, the timing and nature of which have significantly affected the Company's results of operations. This discussion and analysis should be read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere in this Annual Report on Form 10-K.

   The Company completed the following acquisitions over the last three years (common share amounts have been adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend paid on March 17, 1997):

   o On December 29, 1994, the Company acquired ReLife, Inc. (the "ReLife Acquisition"). A total of 22,050,580 shares of the Company's Common Stock were issued in the transaction, representing a value of $180,000,000 at the time of the acquisition. At that time, ReLife operated 31 inpatient facilities with an aggregate of 1,102 licensed beds, including nine free-standing rehabilitation hospitals, nine acute rehabilitation units, five sub-acute rehabilitation units, seven transitional living units and one residential facility, and also provided outpatient rehabilitation services at 12 centers.

   o On  April  1,  1995,   the  Company   purchased   the   operations  of  the
     rehabilitation hospital division of NovaCare, Inc. (the "NovaCare Rehabilitation Hospitals Acquisition"). The purchase price was approximately $235,000,000. The NovaCare Rehabilitation Hospitals consisted of 11 rehabilitation hospitals in seven states, 12 other facilities and two Certificates of Need.

   o On June 13, 1995, the Company acquired Surgical Health Corporation (the "SHC Acquisition"). A total of 17,062,960 shares of the Company's Common Stock were issued in the transaction, representing a value of $155,000,000 at the time of the acquisition. The Company also purchased SHC's $75,000,000 aggregate principal amount of 11.5% Senior Subordinated Notes due 2004 for an aggregate consideration of approximately $86,000,000. At that time, SHC operated a network of 36 free-standing surgery centers in 11 states, and five mobile lithotripsy units.

   o On October 26, 1995, the Company acquired Sutter Surgery Centers, Inc. (the "SSCI Acquisition"). A total of 3,552,002 shares of the Company's Common Stock were issued in the transaction, representing a value of $44,444,000 at the time of the acquisition. At that time, SSCI operated a network of 12 freestanding surgery centers in three states.

   o On December 1, 1995, the Company acquired Caremark Orthopedic Services Inc. (the "Caremark Acquisition"). The purchase price was approximately $127,500,000. At that time Caremark owned and operated approximately 120 outpatient rehabilitation centers in 13 states.

   o On January 17, 1996, the Company acquired Surgical Care Affiliates, Inc. (the "SCA Acquisition"). A total of 91,856,678 shares of the Company's Common Stock were issued in the transaction, representing a value of approximately $1,400,000,000 at the time of the acquisition. At that time, SCA operated a network of 67 freestanding surgery centers in 24 states.

   o On March 14, 1996, the Company acquired Advantage Health Corporation (the "Advantage Health Acquisition"). A total of 18,203,978 shares of the Company's Common Stock were issued in the transaction, representing a value of approximately $315,000,000 at the time of the acquisition. At that time, Advantage Health operated a network of 136 sites of service, including four freestanding rehabilitation hospitals, one freestanding multi-use hospital, one nursing home, 68 outpatient rehabilitation facilities, 14 inpatient managed rehabilitation units, 24 rehabilitation services management contracts and six managed sub-acute rehabilitation units, primarily located in the northeastern United States.

   o On August 20, 1996, the Company acquired Professional Sports Care Management, Inc. (the "PSCM Acquisition"). A total of 3,622,888 shares of the Company's Common Stock were issued in the transaction, representing a value of approximately $59,000,000 at the time of the acquisition. At that time, PSCM operated a network of 36 outpatient rehabilitation centers in three states.

   o On December 2, 1996, the Company acquired ReadiCare, Inc. (the "ReadiCare Acquisition"). A total of 4,007,954 shares of the Company's Common Stock were issued in the transaction, representing a value of approximately $76,000,000 at the time of the acquisition. At that time, ReadiCare operated a network of 37 outpatient medical and rehabilitation centers in two states.

   The NovaCare Rehabilitation Hospitals Acquisition and the Caremark Acquisition each were accounted for under the purchase method of accounting and, accordingly, the acquired operations are included in the Company's consolidated financial information from their respective dates of acquisition. Each of the ReLife Acquisition, the SHC Acquisition, the SSCI Acquisition, the SCA Acquisition and the Advantage Health Acquisition was accounted for as a pooling of interests and, with the exception of data set forth relating to revenues derived from Medicare and Medicaid, all amounts shown in the following discussion have been restated to reflect such acquisitions. ReLife, SHC, SSCI, SCA and Advantage Health did not separately track such revenues. The PSCM Acquisition and the ReadiCare Acquisition were also accounted for as poolings of interests. However, due to the immateriality of PSCM and ReadiCare, the Company's historical financial statements for all periods prior to the quarters in which the respective mergers took place have not been restated. Instead, stockholders' equity has been increased during 1996 to reflect the effects of the PSCM Acquisition and the ReadiCare Acquisition. The results of operations of PSCM and ReadiCare are included in the accompanying financial statements and the following discussion from the date of acquisition forward (see Note 2 of "Notes to Consolidated Financial Statements" for further discussion).

   The Company determines the amortization period of the cost in excess of net asset value of purchased facilities based on an evaluation of the facts and circumstances of each individual purchase transaction. The evaluation includes an analysis of historic and projected financial performance, an evaluation of the estimated useful life of the buildings and fixed assets acquired, the indefinite useful life of certificates of need and licenses acquired, the competition within local markets, lease terms where applicable, and the legal terms of partnerships where applicable. The Company utilizes independent appraisers and relies on its own management expertise in evaluating each of the factors noted above. With respect to the carrying value of the excess of cost over net asset value of purchased facilities and other intangible assets, the Company determines on a quarterly basis whether an impairment event has occurred by considering factors such as the market value of the asset, a significant adverse change in legal factors or in the business climate, adverse action by regulators, history of operating losses or cash flow losses, or a projection of continuing losses associated with an operating entity. The carrying value of excess cost over net asset value of purchased facilities and other intangible assets will be evaluated if the facts and circumstances suggest that it has been impaired. If this evaluation indicates that the value of the asset will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Company's carrying value of the asset will be reduced by the estimated shortfall of cash flows.

   Governmental, commercial and private payors have increasingly recognized the need to contain their costs for healthcare services. These payors, accordingly, are turning to closer monitoring of services, prior authorization requirements, utilization review and increased utilization of outpatient services. During the periods discussed below, the Company has experienced an increased effort by these payors to contain costs through negotiated discount pricing. The Company views these efforts as an opportunity to demonstrate the effectiveness of its clinical programs and its ability to provide its rehabilitative healthcare services efficiently. The Company has entered into a number of contracts with payors to provide services and has realized an increased volume of patients as a result.

   The Company's revenues include net patient service revenues and other operating revenues. Net patient service revenues are reported at estimated net realizable amounts from patients, insurance companies, third-party payors (primarily Medicare and Medicaid) and others for services rendered. Reve nues from third-party payors also include estimated retroactive adjustments under reimbursement agreements which are subject to final review and settlement by appropriate authorities. Management determines allowances for doubtful accounts and contractual adjustments based on historical experience and the terms of payor contracts. Net accounts receivable include only those amounts estimated by management to be collectible.

   The Company, in many cases, operates more than one site within a market. In such markets, there is customarily an outpatient center or inpatient facility with associated satellite outpatient locations. For purposes of the following discussion and analysis, same store operations are measured on locations within markets in which similar operations existed at the end of the period and include the operations of additional locations opened within the same market. New store operations are measured on locations within new markets.

RESULTS OF OPERATIONS OF THE COMPANY

Twelve-Month Periods Ended December 31, 1994 and 1995

   The company operated 537 outpatient rehabilitation locations at December 31, 1995, compared to 283 outpatient rehabilitation locations at December 31, 1994. In addition, the Company operated 95 inpatient rehabilitation facilities, 122 surgery centers and five medical centers at December 31, 1995, compared to 82 inpatient rehabilitation facilities, 112 surgery centers and five medical centers at December 31, 1994.

   The Company's operations generated revenues of $2,003,146,000 in 1995, an increase of $353,947,000, or 21.5%, as compared to 1994 revenues. Same store revenues for the twelve months ended December 31, 1995 were $1,817,359,000, an increase of $168,160,000, or 10.2%, as compared to the same period in 1994. New store revenues for 1995 were $185,787,000. New store revenues reflect (1) the 11 rehabilitation hospitals and 12 other facilities associated with the NovaCare Rehabilitation Hospitals Acquisition, (2) the 120 outpatient rehabilitation centers associated with the Caremark Acquisition, (3) the acquisition of five surgery centers and one outpatient diagnostic imaging operation, and (4) the acquisition of outpatient rehabilitation operations in 34 new markets. See Note 9 of "Notes to Consolidated Financial Statements". The increase in revenues is primarily attributable to the addition of these operations and increases in patient volume. Revenues generated from patients under the Medicare and Medicaid programs respectively accounted for 40.0% and 2.5% of total revenues for 1995, compared to 41.0% and 3.2% of total revenues for 1994. Revenues from any other single third-party payor were not significant in relation to the Company's total revenues. During 1995, same store outpatient visits, inpatient days and surgery center cases increased 21.7%, 10.8% and 4.8%, respectively. Revenue per outpatient visit, inpatient day and surgery case for same store operations increased (decreased) by 0.8%, 2.5% and (0.9%), respectively.

   Operating expenses, at the operating unit level, were $1,371,740,000, or 68.5% of revenues, for 1995, compared to 70.4% of revenues for 1994. Same store operating expenses for 1995 were $1,243,508,000, or 68.4% of related revenues. New store operating expenses were $128,232,000, or 69.0% of related revenues. Corporate general and administrative expenses decreased from $61,640,000 in 1994 to $56,920,000 in 1995. As a percentage of revenues, corporate general and administrative expenses decreased from 3.7% in 1994 to 2.8% in 1995. Total operating expenses were $1,428,660,000, or 71.3% of revenues, for 1995, compared to $1,223,398,000, or 74.2% of revenues, for 1994. The provision for doubtful accounts was $37,659,000, or 1.9% of revenues, for 1995, compared to $32,904,000, or 2.0% of revenues, for 1994.

   Depreciation and amortization expense was $143,322,000 for 1995, compared to $113,977,000 for 1994. The increase represents the investment in additional assets by the Company. Interest expense increased to $101,790,000 in 1995, compared to $73,644,000 for 1994, primarily because of the increased average borrowings during 1995 under the Company's revolving line of credit. For 1995, interest income was $7,882,000, compared to $6,387,000 for 1994.

   Merger expenses in 1994 of $6,520,000 represent costs incurred or accrued in connection with completing the ReLife Acquisition ($2,949,000) and SHC's acquisition of Heritage Surgical Corporation ($3,571,000). For further discussion, see Note 2 of "Notes to Consolidated Financial Statements".

   During 1994, the Company recognized a $10,500,000 loss on impairment of assets. This amount relates to the termination of a ReLife management contract and a permanently damaged ReLife facility. The Company determined not to attempt to reopen such damaged facility because, under its existing licensure, the facility was not consistent with the Company's plans. Also during 1994, the Company recognized a $4,500,000 loss on abandonment of a ReLife computer project. For further discussion, see Note 14 of "Notes to Consolidated Financial Statements".

   During the fourth quarter of 1994, the Company adopted a formal plan to dispose of three surgery centers and certain other properties during fiscal 1995. Accordingly, a charge of $13,197,000 was made to reflect the expected losses resulting from the disposal of these centers. The closings of the three surgery centers were completed by December 31, 1995. For further discussion, see
Note 13 of "Notes to Consolidated Financial Statements".

   As a result of the NovaCare and SHC acquisitions, the Company recognized $29,194,000 in merger and acquisition related expenses during the second quarter of 1995. Fees related to legal, accounting and financial advisory services accounted for $3,400,000 of the expense. Costs and expenses related to the purchase of the SHC Notes (see "Liquidity and Capital Resources" and Note 7 of "Notes to Consolidated Financial Statements") totaled $14,606,000. Accruals for employee separations were approximately $1,188,000. In addition, the Company provided approximately $10,000,000 for the write-down of certain assets to net realizable value as the result of a facility consolidation in a market where the Company's existing services overlapped with those of an acquired facility. The employee separations and facility consolidation were completed by the end of 1995.

   In the fourth quarter of 1995, the Company incurred direct costs and expenses of $4,965,000 in connection with the SSCI Acquisition. These expenses consist primarily of fees related to legal, accounting and financial advisory services and are included in merger and acquisition related acquisition expenses for the year ended December 31, 1995.

   Also during 1995, the Company recognized a $53,549,000 loss on impairment of assets. The impaired assets relate to six SHC facilities and eight SCA facilities in which the projected undiscounted cash flows did not support the book value of the long-lived assets of such facilities. See Note 14 of "Notes to Consolidated Financial Statements".

   Income before minority interests and income taxes for 1995 was $211,889,000, compared to $184,673,000 for 1994. Minority interests reduced income before income taxes by $43,147,000, compared to $31,469,000 for 1994. The provision for income taxes for 1995 was $76,221,000, compared to $65,121,000 for 1994, resulting in effective tax rates of 45.2% for 1995 and 42.5% for 1994. Net income for 1995 was $92,521,000.

Twelve-Month Periods Ended December 31, 1995 and 1996

   The Company operated 739 outpatient rehabilitation locations at December 31, 1996, compared to 537 outpatient rehabilitation locations at December 31, 1995. In addition, the Company operated 96 inpatient rehabilitation facilities, 135 surgery centers and five medical centers at December 31, 1996, compared to 95 inpatient rehabilitation facilities, 122 surgery centers and five medical centers at December 31, 1995.

   The Company's operations generated revenues of $2,436,537,000 in 1996, an increase of $433,391,000, or 21.6%, as compared to 1995 revenues. Same store revenues for the twelve months ended December 31, 1996 were $2,276,676,000, an increase of $273,530,000, or 13.7%, as compared to the same period in 1995. New store revenues for 1996 were $159,861,000. New store revenues reflect the acquisition of one inpatient rehabilitation hospital, the addition of eight new outpatient surgery centers, and the acquisition of outpatient rehabilitation operations in 57 new markets. See Note 9 of "Notes to Consolidated Financial Statements". The increase in revenues is primarily attributable to the addition of these operations and increases in patient volume. Revenues generated from patients under the Medicare and Medicaid programs respectively accounted for 37.8% and 2.9% of total revenues for 1996, compared to 40.0% and 2.5% of total revenues for 1995. Revenues from any other single third-party payor were not significant in relation to the Company's total revenues. During 1996, same store outpatient visits, inpatient days and surgery center cases increased 19.9%, 10.8% and 7.3%, respectively. Revenue per outpatient visit, inpatient day and surgery case for same store operations increased (decreased) by (0.8)%, 3.8% and 1.1%, respectively.

   Operating expenses, at the operating unit level, were $1,586,003,000, or 65.1% of revenues, for 1996, compared to 68.5% of revenues for 1995. Same store operating expenses for 1996 were $1,486,575,000, or 65.3% of related revenues. New store operating expenses were $99,428,000, or 62.2% of related revenues. Corporate general and administrative expenses increased from $56,920,000 in 1995 to $66,807,000 in 1996. As a percentage of revenues, corporate general and administrative expenses decreased from 2.8% in 1995 to 2.7% in 1996. Total operating expenses were $1,652,810,000, or 67.8% of revenues, for 1996, compared to $1,428,660,000, or 71.3% of revenues, for 1995. The provision for doubtful accounts was $54,112,000, or 2.2% of revenues, for 1996, compared to $37,659,000, or 1.9% of revenues, for 1995.

   Depreciation and amortization expense was $188,966,000 for 1996, compared to $143,322,000 for 1995. The increase resulted from the investment in additional assets by the Company. Interest expense decreased to $94,553,000 in 1996, compared to $101,790,000 for 1995, primarily because of the favorable interest rates on the Company's revolving credit facility (see "Liquidity and Capital Resources"). For 1996, interest income was $5,912,000 compared to $7,882,000 for 1995. The decrease in interest income resulted primarily from a decrease in the average amount outstanding in interest-bearing investments.

   Merger expenses in 1996 of $41,515,000 represent costs incurred or accrued in connection with completing the SCA Acquisition ($19,727,000), the Advantage Health Acquisition ($9,212,000), the PSCM Acquisition ($5,513,000) and the ReadiCare Acquisition ($7,063,000). For further discussion, see Note 2 of "Notes to Consolidated Financial Statements".

   Income before minority interests and income taxes for 1996 was $410,493,000, compared to $211,889,000 for 1995. Minority interests reduced income before income taxes by $49,437,000, compared to $43,147,000 for 1995. The provision for income taxes for 1996 was $140,238,000, compared to $76,221,000 for 1995, resulting in effective tax rates of 38.8% for 1996 and 45.2% for 1995. Net income for 1996 was $220,818,000.

LIQUIDITY AND CAPITAL RESOURCES

   At December 31, 1996, the Company had working capital of $543,975,000, including cash and marketable securities of $151,788,000. Working capital at December 31, 1995 was $406,125,000, including cash and marketable securities of $156,321,000. For 1996, cash provided by operations was $367,656,000, compared to $306,157,000 for 1995. The Company used $451,343,000 for investing activities during 1996, compared to $764,825,000 for 1995. Additions to property, plant and equipment and acquisitions accounted for $172,962,000 and $91,391,000, respectively, during 1996. Those same investing activities accounted for $172,172,000 and $493,914,000, respectively, in 1995. Financing activities provided $83,108,000 and $494,100,000 during 1996 and 1995, respectively. Net borrowing proceeds (borrowings less principal reductions) for 1996 and 1995 were $88,851,000 and $213,155,000, respectively.

   Net accounts receivable were $510,567,000 at December 31, 1996, compared to $409,150,000 at December 31, 1995. The number of days of average revenues in average receivables was 66.7 at December 31, 1996, compared to 63.2 at December 31, 1995. The concentration of net accounts receivable from patients, third-party payors, insurance companies and others at December 31, 1996 was consistent with the related concentration of revenues for the period then ended.

   The Company has a $1,250,000,000 revolving credit facility with NationsBank, N.A. ("NationsBank") and other participating banks (the "1996 Credit Agreement"). The 1996 Credit Agreement replaced a previous $1,000,000,000 revolving credit agreement, also with NationsBank. Interest is paid based on LIBOR plus a predetermined margin, a base rate or competitively bid rates from the participating banks. This credit facility has a maturity date of March 31, 2001. The Company provided a negative pledge on all assets for the 1996 Credit Agreement. The effective interest rate on the average outstanding balance under the revolving credit facility was 5.98% for the twelve months ended December 31, 1996, compared to the average prime rate of 8.29% during the same period. At December 31, 1996, the Company had drawn $995,000,000 under the 1996 Credit Agreement. For further discussion, see Note 7 of "Notes to Consolidated Financial Statements".

   In 1994, the Company issued $115,000,000 principal amount of 5% Convertible Subordinated Debentures due 2001 (the "Debentures"). The Company has called the Debentures for redemption on April 1, 1997. Because the recent market price of the Company's Common Stock substantially exceeds the conversion price of the Debentures, the Company expects that substantially all of the Debentures will be converted into Common Stock.

   On February 17, 1997, the Company entered into a definitive agreement to acquire Horizon/CMS Healthcare Corporation ("Horizon/CMS") in a stock-for-stock merger in which the stockholders of Horizon/CMS will receive 0.84338 of a share of the Company's common stock per share of Horizon/CMS common stock. The transaction is valued at approximately $1,600,000,000, including the assumption by the Company of approximately $700,000,000 in Horizon/CMS debt. It is expected that the transaction will be accounted for as a purchase. Horizon/CMS operates 33 inpatient rehabilitation hospitals, 58 specialty hospitals and subacute units and 282 outpatient rehabilitation centers. Horizon/CMS also owns, leases or manages 267 long-term care facilities, a contract therapy business, an institutional pharmacy business and other healthcare services. Consummation of the transaction is subject to various regulatory approvals, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act, and to the satisfaction of certain other conditions. The Company currently anticipates that the transaction will be consummated in mid-1997.

   On March 3, 1997, the Company consummated the acquisition of Health Images, Inc. ("Health Images") in a transaction accounted for as a pooling of interests. In the transaction, Health Images stockholders received approximately 10,400,000 shares of the Company's common stock. Health Images operates 49 freestanding diagnostic imaging centers in 13 states and six in England. The effects of conforming the accounting policies of the Company and Health Images are not expected to be material. For further discussion, see Note 2 of "Notes to Consolidated Financial Statements".

   The Company intends to pursue the acquisition or development of additional healthcare operations, including comprehensive outpatient rehabilitation facilities, inpatient rehabilitation facilities, ambulatory surgery centers, outpatient diagnostic centers and companies engaged in the provision of rehabilitation-related services, and to expand certain of its existing facilities. While it is not possible to estimate precisely the amounts which will actually be expended in the foregoing areas, the Company anticipates that over the next twelve months, it will spend approximately $50,000,000 on maintenance and expansion of its existing facilities and approximately $300,000,000 on development of the Integrated Service Model. See "Business -- Company Strategy".

   Although the Company is continually considering and evaluating acquisitions and opportunities for future growth, the Company has not entered into any agreements with respect to material future acquisitions other than the transactions with Horizon/CMS and Health Images. In connection with the pending acquisition of Horizon/CMS, the Company has obtained a fully-underwritten commitment from NationsBank, N.A. for a $1,000,000,000 Senior Bridge Loan Facility on substantially the same terms as the 1996 Credit Agreement. The Company believes that existing cash, cash flow from operations, and borrowings under the revolving line of credit and the bridge loan facility will be sufficient to satisfy the Company's estimated cash requirements for the next twelve months, and for the reasonably foreseeable future.

   Inflation in recent years has not had a significant effect on the Company's business, and is not expected to adversely affect the Company in the future unless it increases significantly.

   Statements contained in this Annual Report on Form 10-K which are not historical facts are forward-looking statements. In addition, the Company, through its senior management, from time to time makes forward-looking public statements concerning its expected future operations and perfor-mance and other developments. Such forward- looking statements are necessarily estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. While is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, changes in the regulation of the healthcare industry at either or both of the federal and state levels, changes in reimbursement for the Company's services by governmental or private payors, competitive pressures in the healthcare industry and the Company's response thereto, the Company's ability to obtain and retain favorable arrangements with third-party payors, unanticipated delays in the Company's implementation of its Integrated Service Model, general conditions in the economy and capital markets, and other factors which may be identified from time to time in the Company's Securities and Exchange Commission filings and other public announcements.

              REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
HEALTHSOUTH Corporation

   We have audited the accompanying consolidated balance sheets of HEALTHSOUTH Corporation and Subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of HEALTHSOUTH Corporation and Subsidiaries at December 31, 1995 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP

Birmingham, Alabama
February 24, 1997
Except for the first paragraph of Note 15, as to which the date is March 12, 1997

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS


                                                                                             DECEMBER 31,
                                                                                     ---------------------------
                                                                                          1995          1996
                                                                                     ------------- -------------
                                                                                            (IN THOUSANDS)
ASSETS
Current assets:
 Cash and cash equivalents (Note 3) ...............................................  $  152,244    $  148,028
 Other marketable securities (Note 3) .............................................       4,077         3,760
 Accounts receivable, net of allowances for doubtful accounts and contractual
  adjustments of $235,175,000 in 1995 and $307,781,000 in 1996 ....................     409,150       510,567
 Inventories ......................................................................      39,239        47,107
 Prepaid expenses and other current assets ........................................      76,844       126,197
 Deferred income taxes (Note 10) ..................................................      21,977        11,852
                                                                                     ------------- -------------
Total current assets ..............................................................     703,531       847,511
Other assets:
 Loans to officers ................................................................       1,625         1,396
 Other (Note 4) ...................................................................      68,868        82,514
                                                                                     ------------- -------------
                                                                                         70,493        83,910
Property, plant and equipment, net (Note 5) .......................................   1,283,560     1,390,873
Intangible assets, net (Note 6) ...................................................     873,911     1,049,658
                                                                                     ------------- -------------
Total assets ......................................................................  $2,931,495    $3,371,952
                                                                                     ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable..................................................................  $  107,018    $  110,265
 Salaries and wages payable .......................................................      67,905        66,455
 Accrued interest payable and other liabilities ...................................      87,308        91,407
 Current portion of long-term debt (Note 7) .......................................      35,175        35,409
                                                                                     ------------- -------------
Total current liabilities .........................................................     297,406       303,536
Long-term debt (Note 7) ...........................................................   1,356,489     1,450,620
Deferred income taxes (Note 10) ...................................................      23,733        28,797
Other long-term liabilities (Note 14) .............................................       8,459         3,558
Deferred revenue ..................................................................       1,525           255
Minority interests - limited partnerships (Note 1) ................................      57,985        69,262
Commitments and contingencies  (Note 11)
Stockholders'  equity (Notes 8, 12 and 15):
 Preferred stock, $.10 par value-1,500,000 shares authorized; issued and
  outstanding-none ................................................................          --            --
 Common stock, $.01 par value-500,000,000 shares authorized; issued-152,193,000 in
  1995 and 319,020,000 in 1996 ....................................................       1,522         3,190
 Additional paid-in capital .......................................................     888,216       996,205
 Retained earnings ................................................................     334,582       536,423
 Treasury stock, at cost (1,324,000 shares in 1995 and 182,000 shares in 1996) ....     (16,065)         (323)
 Receivable from Employee Stock Ownership Plan ....................................     (15,886)      (14,148)
 Notes receivable from stockholders ...............................................      (6,471)       (5,423)
                                                                                     ------------- -------------
Total stockholders' equity ........................................................   1,185,898     1,515,924
                                                                                     ------------- -------------
Total liabilities and stockholders' equity ........................................  $2,931,495    $3,371,952
                                                                                     ============= =============



                           See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME


                                                                  YEAR ENDED DECEMBER 31,
                                                         -----------------------------------------
                                                              1994          1995          1996
                                                         ------------- ------------- -------------
                                                            (IN THOUSANDS, EXCEPT FOR PER SHARE
                                                                          AMOUNTS)
Revenues ..............................................  $1,649,199    $2,003,146    $2,436,537
Operating expenses:
 Operating units ......................................   1,161,758     1,371,740     1,586,003
 Corporate general and administrative .................      61,640        56,920        66,807
Provision for doubtful accounts .......................      32,904        37,659        54,112
Depreciation and amortization .........................     113,977       143,322       188,966
Interest expense ......................................      73,644       101,790        94,553
Interest income .......................................      (6,387)       (7,882)       (5,912)
Merger and acquisition related expenses (Notes 2 and
 9) ...................................................       6,520        34,159        41,515
Loss on impairment of assets (Note 14) ................      10,500        53,549            --
Loss on abandonment of computer project (Note 14)  ....       4,500            --            --
Loss on disposal of surgery centers (Note 13)  ........      13,197            --            --
Gain on sale of equity securities (Note 1) ............      (7,727)           --            --
                                                         ------------- ------------- -------------
                                                          1,464,526     1,791,257     2,026,044
                                                         ------------- ------------- -------------
Income before income taxes and minority interests  ....     184,673       211,889       410,493
Provision for income taxes (Note 10) ..................      65,121        76,221       140,238
                                                         ------------- ------------- -------------
                                                            119,552       135,668       270,255
Minority interests ....................................      31,469        43,147        49,437
                                                         ------------- ------------- -------------
Net income ............................................  $   88,083    $   92,521    $  220,818
                                                         ============= ============= =============
Weighted average common and common equivalent shares
 outstanding ..........................................     280,854       297,460       326,290
                                                         ============= ============= =============
Net income per common and common equivalent share  ....  $     0.31    $     0.31    $     0.68
                                                         ============= ============= =============
Net income per common share-assuming full dilution  ...  $     0.31    $     0.31    $     0.66
                                                         ============= ============= =============



                           See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996



                                                   COMMON STOCK    ADDITIONAL             TREASURY STOCK
                                                                    PAID-IN   RETAINED                    RECEIVABLES
                                                  SHARES   AMOUNT   CAPITAL   EARNINGS  SHARES    AMOUNT   FROM ESOP
                                                  ------   ------   -------   --------  ------    ------   ---------
                                                                                          (IN THOUSANDS)
Balance at December 31, 1993 ..................  129,946  $1,300  $493,663   $177,979     318   $ (2,123) $(18,932)
Proceeds from exercise of options (Note 8)  ...    2,296      23    16,341         --      --         --        --
Common shares exchanged in the exercise of
 options ......................................      (22)     --      (321)        --      --         --        --
Proceeds from issuance of common shares  ......      908       9    13,543         --      --         --        --
Income tax benefits related to incentive stock
options (Note 8) ..............................       --      --    6,470          --      --         --        --
Reduction in receivable from ESOP .............       --      --       --          --      --         --     1,455
Payments received on stockholders' notes
 receivable....................................        --     --       --          --      --         --        --
Purchase of limited partnership units  ........        --     --       --      (1,838)     --         --        --
Purchase of treasury stock ....................        --     --       --          --     601     (6,592)       --
Net income ....................................        --     --       --      88,083      --         --        --
Dividends paid ................................        --     --       --      (6,237)     --         --        --
                                                 -------- ------- ---------- --------- -------- --------- -----------
Balance at December 31, 1994 ..................  133,128   1,332   529,696    257,987     919     (8,715)  (17,477)
Adjustment for ReLife Merger (Note 2)  ........    2,732      27     7,114     (3,734)     --         --        --
Proceeds from exercise of options (Note 8)  ...    1,101      11     9,857         --      --         --        --
Proceeds from issuance of common shares  ......   15,232     152   334,896         --      --         --        --
Income tax benefits related to incentive stock
 options (Note 8) .............................       --      --     6,653         --      --         --        --
Reduction in receivable from ESOP .............       --      --        --         --      --         --     1,591
Loans made to stockholders ....................       --      --        --         --      --         --        --
Purchase of limited partnership units  ........       --      --        --     (4,767)     --         --        --
Purchases of treasury stock ...................       --      --        --         --     405     (7,350)       --
Net income ....................................       --      --        --     92,521      --         --        --
Dividends paid ................................       --      --        --     (7,425)     --         --        --
                                                 -------- ------- ---------- --------- -------- --------- -----------
Balance at December 31, 1995 ..................  152,193   1,522   888,216    334,582   1,324    (16,065)  (15,886)
Adjustment for Advantage Merger ...............       --      --        --    (17,638)     --         --        --
Adjustment for 1997 mergers (Note 2)  .........    4,047      40    68,785     (1,256)     --         --        --
Proceeds from exercise of options (Note 8)  ...    3,270      33    32,774         --      --         --        --
Income tax benefits related to incentive stock
options (Note 8) ..............................       --      --    23,767         --      --         --        --
Reduction in receivable from ESOP .............       --      --        --         --      --         --     1,738
Loans made to stockholders ....................       --      --        --         --      --         --        --
Purchase of limited partnership units  ........       --      --        --        (83)     --         --        --
Retirement of treasury stock ..................       --      --   (15,742)        --  (1,233)    15,742        --
Net income ....................................       --      --        --    220,818      --         --        --
Stock split (Note 15) .........................  159,510   1,595    (1,595)        --      91         --        --
                                                 -------- ------- ---------- --------- -------- --------- -----------
Balance at December 31, 1996 ..................  319,020  $3,190  $996,205   $536,423     182   $   (323) $(14,148)
                                                 ======== ======= ========== ========= ======== ========= ===========

                                                     NOTES
                                                   RECEIVABLE        TOTAL
                                                     FROM         STOCKHOLDERS'
                                                  STOCKHOLDERS       EQUITY
                                                  ------------       -------
Balance at December 31, 1993 ..................   $(5,490)       $  646,397
Proceeds from exercise of options (Note 8)  ...        --            16,364
Common shares exchanged in the exercise of
 options ......................................        --              (321)
Proceeds from issuance of common shares  ......        --            13,552
Income tax benefits related to incentive stock
options (Note 8) ..............................        --             6,470
Reduction in receivable from ESOP .............        --             1,455
Payments received on stockholders' notes
 receivable....................................       250               250
Purchase of limited partnership units  ........        --            (1,838)
Purchase of treasury stock ....................        --            (6,592)
Net income ....................................        --            88,083
Dividends paid ................................        --            (6,237)
                                                    ------------ -------------
Balance at December 31, 1994 ..................    (5,240)          757,583
Adjustment for ReLife Merger (Note 2)  ........        --             3,407
Proceeds from exercise of options (Note 8)  ...        --             9,868
Proceeds from issuance of common shares  ......        --           335,048
Income tax benefits related to incentive stock
 options (Note 8) .............................        --             6,653
Reduction in receivable from ESOP .............        --             1,591
Loans made to stockholders ....................    (1,231)           (1,231)
Purchase of limited partnership units  ........        --            (4,767)
Purchases of treasury stock ...................        --            (7,350)
Net income ....................................        --            92,521
Dividends paid ................................        --            (7,425)
                                                    ------------ -------------
Balance at December 31, 1995 ..................    (6,471)        1,185,898
Adjustment for Advantage Merger ...............        --           (17,638)
Adjustment for 1997 mergers (Note 2)  .........        --            67,569
Proceeds from exercise of options (Note 8)  ...        --            32,807
Income tax benefits related to incentive stock
options (Note 8) ..............................        --            23,767
Reduction in receivable from ESOP .............        --             1,738
Loans made to stockholders ....................     1,048             1,048
Purchase of limited partnership units  ........        --               (83)
Retirement of treasury stock ..................        --                --
Net income ....................................        --           220,818
Stock split (Note 15) .........................        --                --
                                                    ------------ -------------
Balance at December 31, 1996 ..................   $(5,423)       $1,515,924
                                                  ===========    =============

                         See accompanying notes

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                    YEAR ENDED DECEMBER 31,
                                                            ---------------------------------------
                                                                 1994         1995         1996
                                                            ------------- ------------ ------------
                                                                         (IN THOUSANDS)
OPERATING ACTIVITIES
Net income................................................  $  88,083     $  92,521    $ 220,818
Adjustments to reconcile net income to net cash provided
by operating activities:
  Depreciation and amortization ..........................    113,977       143,322      188,966
  Provision for doubtful accounts ........................     32,904        37,659       54,112
  Provision for losses on impairment of assets ...........     10,500        53,549           --
  Provision for losses on abandonment of computer project       4,500            --           --
  Merger and acquisition related expenses ................      6,520        34,159       41,515
  Loss on disposal of surgery center .....................     13,197            --           --
  Income applicable to minority interests of limited
   partnerships ..........................................     31,469        43,147       49,437
  (Benefit) provision for deferred income taxes ..........    (15,882)          380       13,525
  Provision for deferred revenue .........................       (164)       (1,990)      (1,270)
  Changes in operating assets and liabilities,
   net of effects of acquisitions:
    Accounts receivable ..................................    (97,167)      (65,382)    (131,514)
    Inventories, prepaid expenses and other current assets    (15,251)          732      (36,751)
    Accounts payable and accrued expenses ................     86,209       (31,940)     (31,182)
                                                            ------------- ------------ ------------
Net cash provided by operating activities ................    258,895       306,157      367,656
INVESTING ACTIVITIES
Purchases of property, plant and equipment ...............   (195,920)     (172,172)    (172,962)
Proceeds from sale of property, plant and equipment  .....     68,330        14,541           --
Additions to intangible assets, net of effects of
 acquisitions ............................................    (69,119)     (117,552)    (174,446)
Assets obtained through acquisitions, net of liabilities
 assumed .................................................   (116,650)     (493,914)     (91,391)
Changes in other assets ..................................    (21,962)       (6,963)     (12,861)
Proceeds received on sale of other marketable securities       18,948        22,161          317
Investments in other marketable securities ...............     (9,126)      (10,926)          --
                                                            ------------- ------------ ------------
Net cash used in investing activities ....................   (325,499)     (764,825)    (451,343)

                                B-17

                                                                    YEAR ENDED DECEMBER 31,
                                                            ---------------------------------------
                                                                 1994         1995         1996
                                                            ------------- ------------ ------------
                                                                         (IN THOUSANDS)
FINANCING ACTIVITIES
Proceeds from borrowings .................................  $1,058,479    $ 685,816    $ 193,113
Principal payments on long-term debt .....................    (970,462)    (472,661)    (104,262)
Proceeds from exercise of options ........................      14,727        9,868       32,807
Proceeds from issuance of common stock ...................       1,136      330,954           --
Purchase of treasury stock ...............................      (6,592)      (7,350)          --
Reduction in receivable from ESOP ........................       1,455        1,591        1,738
Payments received on (loans made to) stockholders  .......         250       (1,231)       1,048
Dividends paid ...........................................      (6,237)      (7,425)          --
Proceeds from investment by minority interests  ..........       2,268        1,103          510
Purchase of limited partnership interests ................      (1,698)     (10,076)      (3,064)
Payment of cash distributions to limited partners  .......     (34,351)     (36,489)     (38,782)
                                                            ------------- ------------ ------------
Net cash provided by financing activities ................      58,975      494,100       83,108
                                                            ------------- ------------ ------------
(Decrease) increase in cash and cash equivalents  ........      (7,629)      35,432         (579)
Cash and cash equivalents at beginning of year (Note 2)  .     119,946      112,317      152,244
Cash flows related to mergers (Note 2) ...................          --        4,495       (3,637)
                                                            ----------- ------------   ------------
Cash and cash equivalents at end of year .................  $  112,317    $ 152,244    $ 148,028
                                                            ============= ============ ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
 Interest ................................................  $   59,833    $ 100,189    $  91,560
 Income taxes ............................................      60,166       83,059       62,515



NON-CASH INVESTING ACTIVITIES:

   The Company assumed  liabilities of $32,027,000,  $55,828,000 and $19,197,000 during the years ended December 31, 1994, 1995 and 1996, respectively, in conjunction with its acquisitions.

   During the year ended December 31, 1994, the Company issued 1,248,000 common shares with a market value of $9,923,000 as consideration for acquisitions accounted for as purchases (see Note 9).

   During the year ended December 31, 1996, the Company issued 8,095,000 common shares as consideration for mergers (see Note 2).

NON-CASH FINANCING ACTIVITIES:

   During 1995 and 1997, the Company had a two-for-one stock split on its common stock, which was effected in the form of a one hundred percent stock dividend.

   The Company received a tax benefit from the disqualifying disposition of incentive stock options of $6,470,000, $6,653,000 and $23,767,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

   During the year ended December 31, 1994, 22,000 common shares were exchanged in the exercise of options. The shares exchanged had a market value on the date of exchange of $321,000.

                           See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              DECEMBER 31, 1996

1. SIGNIFICANT ACCOUNTING POLICIES

   The significant accounting policies followed by HEALTHSOUTH Corporation and its subsidiaries ("the Company") are presented as an integral part of the consolidated financial statements.

PRINCIPLES OF CONSOLIDATION

   The consolidated financial statements include the accounts of HEALTHSOUTH Corporation ("HEALTHSOUTH") and its wholly-owned subsidiaries, as well as its limited partnerships. All significant intercompany accounts and transactions have been eliminated in consolidation.

   HEALTHSOUTH Corporation is engaged in the business of providing comprehensive rehabilitative, clinical, diagnostic and surgical healthcare services on an inpatient and outpatient basis.

USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and notes. Actual results could differ from those estimates.

MARKETABLE SECURITIES

   Marketable equity securities and debt securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, if material, reported as a separate component of stockholders' equity, net of tax. During 1994, marketable securities consisting of $13,360,507 of common stock were sold and the resulting gain was recognized in the consolidated statement of income. The adjusted cost of the specific security sold method is used to compute gain or loss on the sale of securities. Interest and dividends on securities classified as available-for-sale are included in investment income. Marketable equity securities and debt securities of the Company have maturities of less than one year.

ACCOUNTS RECEIVABLE AND THIRD-PARTY REIMBURSEMENT ACTIVITIES

   Receivables from patients, insurance companies and third-party contractual insured accounts (Medicare and Medicaid) are based on payment agreements which generally result in the Company collecting an amount different from the established rates. Final determination of the settlement is subject to review by appropriate authorities. Adequate allowances are provided for doubtful accounts and contractual adjustments. Uncollectible accounts are written off against the allowance for doubtful accounts after adequate collection efforts are made. Net accounts receivable include only those amounts estimated by management to be collectible.

   The concentration of net accounts receivable from third-party contractual payors and others, as a percentage of total net accounts receivable, was as follows:



                                                        DECEMBER 31
                                                      --------------
                                                       1995    1996
                                                      ------ -------

            Medicare ...........................        24%    26%
            Medicaid ...........................         6      5
            Other...............................        70     69
                                                       ----   ----
                                                       100%   100%
                                                       ====   ====

                 HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

INVENTORIES

   Inventories are stated at the lower of cost or market using the specific identification method.

PROPERTY, PLANT AND EQUIPMENT

   Property, plant and equipment is recorded at cost. Upon sale or retirement of property, plant or equipment, the cost and related accumulated depreciation are eliminated from the respective account and the resulting gain or loss is included in the results of operations.

   Interest cost incurred during the construction of a facility is capitalized. The Company incurred interest of $76,038,000, $103,731,000 and $97,375,000, of which $2,394,000,  $1,941,000 and $2,822,000 was capitalized,  during 1994, 1995 and 1996, respectively.

   Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets or the term of the lease, as appropriate. The estimated useful life of buildings is 30-40 years and the general range of useful lives for leasehold improvements, furniture, fixtures and equipment is 10-15 years.

INTANGIBLE ASSETS

   Cost in excess of net asset value of purchased facilities is amortized over 20 to 40 years using the straight-line method. Organization and start-up costs incurred prior to opening a new facility and partnership formation costs are deferred and amortized on a straight-line basis over a period of 36 months. Organization, partnership formation and start-up costs for a project that is subsequently abandoned are charged to operations in that period. Debt issue costs are amortized over the term of the debt. Noncompete agreements are amortized using the straight-line method over the term of the agreements.

MINORITY INTERESTS

   The equity of minority investors in limited partnerships and limited liability companies of the Company is reported on the balance sheet as minority interests. Minority interests reported in the consolidated income statement reflect the respective interests in the income or loss of the limited partnerships or limited liability companies attributable to the minority investors (ranging from 1% to 50% at December 31, 1996), the effect of which is removed from the results of operations of the Company.

REVENUES

   Revenues include net patient service revenues and other operating revenues. Net patient service revenues are reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors.

INCOME PER COMMON AND COMMON EQUIVALENT SHARE

   Income per common and common equivalent share is computed based on the weighted average number of common shares and common equivalent shares outstanding during the periods, as adjusted for the two-for-one stock split declared in April 1995 and the two-for-one stock split declared in March 1997 (see Note 15). Common equivalent shares include dilutive employees' stock options, less the number of treasury shares assumed to be purchased from the proceeds using the average market price of the Company's common stock. Fully diluted earnings per share (based on 290,298,000, 309,686,000 and 338,516,000 shares in 1994, 1995 and 1996, respectively) assumes conversion of the 5% Convertible Subordinated Debentures due 2001 (see Note 7).

                 HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

1.   SIGNIFICANT ACCOUNTING POLICIES -- (Continued)

IMPAIRMENT OF ASSETS

   In accordance with FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of, the Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. Effective January 1, 1995, the Company adopted FASB 121 to account for long-lived assets.

   With respect to the carrying value of the excess of cost over net asset value of purchased facilities and other intangible assets, the Company determines on a quarterly basis whether an impairment event has occurred by considering factors such as: the market value of the asset; a significant adverse change in legal factors or in the business climate; adverse action by a regulator; a history of operating or cash flow losses or a projection of continuing losses associated with an operating entity. The carrying value of excess cost over net asset value of purchased facilities and other intangible assets will be evaluated if the facts and circumstances suggest that it has been impaired. If this evaluation indicates that the value of the asset will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, an impairment loss is calculated based on the excess of the carrying amount of the asset over the asset's fair value.

RECLASSIFICATIONS

   Certain amounts in the 1994 and 1995 financial statements have been reclassified to conform with the 1996 presentation. Such reclassifications had no effect on previously reported consolidated net income.

2. MERGERS

   Effective December 29, 1994, a wholly-owned subsidiary of the Company merged with ReLife, Inc. ("ReLife"), and in connection therewith the Company issued 22,050,580 shares of its common stock in exchange for all of ReLife's outstanding common stock. Prior to the merger, ReLife provided a system of rehabilitation services and operated 31 inpatient facilities with an aggregate of approximately 1,100 licensed beds, including nine freestanding rehabilitation hospitals, nine acute rehabilitation units, five sub-acute rehabilitation units, seven transitional living units and one residential facility, and provided outpatient rehabilitation services at twelve outpatient centers. Costs and expenses of $2,949,000, primarily legal, accounting and financial advisory fees, incurred by HEALTHSOUTH in connection with the ReLife merger have been recorded in operations in 1994 and reported as merger expenses in the accompanying consolidated statements of income.

   Effective June 13, 1995, a wholly-owned subsidiary of the Company merged with Surgical Health Corporation ("SHC"), and in connection therewith the Company issued 17,062,960 shares of its common stock in exchange for all of SHC's common and preferred stock. Prior to the merger, SHC operated a network of 36 freestanding surgery centers and five mobile lithotripters in eleven states, with an aggregate of 156 operating and procedure rooms. Costs and expenses of approximately $19,194,000 incurred by the Company in connection with the SHC merger have been recorded in operations during 1995 and reported as merger expenses in the accompanying consolidated statements of income. Fees related to legal, accounting and financial advisory services accounted for $3,400,000 of the expense. Costs and expenses related to the retirement of the SHC Notes (see
Note 7) totaled $14,606,000. Costs related to employee separations were approximately $1,188,000. SHC merged with Heritage Surgical Corporation on January 18, 1994 in a transaction accounted for as a pooling of interests. SHC recorded merger costs of $3,571,000 in connection with this transaction in 1994.

                 HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

2. MERGER - (CONTINUED)

   Effective October 26, 1995, a wholly-owned subsidiary of the Company merged with Sutter Surgery Centers, Inc. ("SSCI"), and in connection therewith the Company issued 3,552,002 shares of its common stock in exchange for all of SSCI's outstanding common stock. Prior to the merger, SSCI operated a network of 12 freestanding surgery centers in three states, with an aggregate of 54 operating and procedure rooms. Costs and expenses of approximately $4,965,000, primarily legal, accounting and financial advisory fees, incurred by the Company in connection with the SSCI merger have been recorded in operations during 1995 and reported as merger expenses in the accompanying consolidated statements of income.

   Effective January 17, 1996, a wholly-owned subsidiary of the Company merged with Surgical Care Affiliates, Inc. ("SCA"), and in connection therewith the Company issued 91,856,678 shares of its common stock in exchange for all of SCA's outstanding common stock. Prior to the merger, SCA operated 67 surgery centers in 24 states. Costs and expenses of approximately $19,727,000, primarily legal, accounting and financial advisory fees, incurred by the Company in connection with the SCA merger have been recorded in operations during 1996 and reported as merger expenses in the accompanying consolidated statements of income.

   Effective March 14, 1996, a wholly-owned subsidiary of the Company merged with Advantage Health Corporation ("Advantage Health"), and in connection therewith the Company issued 18,203,978 shares of its common stock in exchange for all of Advantage Health's outstanding common stock. Prior to the merger, Advantage Health operated a network of 136 sites of service, including four freestanding rehabilitation hospitals, one freestanding multi-use hospital, one nursing home, 68 outpatient rehabilitation facilities, 14 inpatient managed rehabilitation units, 24 rehabilitation services management contracts and six managed sub-acute rehabilitation units. Costs and expenses of approximately $9,212,000, primarily legal, accounting and financial advisory fees, incurred by the Company in connection with the Advantage Health merger have been recorded in operations during 1996 and reported as merger expenses in the accompanying consolidated statements of income.

   The mergers of the Company with ReLife, SHC, SSCI, SCA and Advantage Health were accounted for as poolings of interests and, accordingly, the Company's consolidated financial statements have been restated to include the results of the acquired companies for all periods presented.

   Combined and separate results of the Company and its material 1996 mergers, SCA and Advantage Health, are as follows (in thousands):


                                                     ADVANTAGE
                           HEALTHSOUTH      SCA       HEALTH      COMBINED
                          ------------- ---------- ----------- -------------
Year ended
 December 31, 1994
  Revenues..............  $1,274,365    $239,272   $135,562    $1,649,199
  Net income............      50,493      29,280      8,310        88,083
Year ended
 December 31, 1995
  Revenues..............   1,556,687     263,866    182,593     2,003,146
  Net income............      78,949       3,322     10,250        92,521
Year ended
 December 31, 1996
  Revenues..............   2,380,587      11,028     44,922     2,436,537
  Net income............     216,654       1,746      2,418       220,818


                 HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

2. MERGERS -- (CONTINUED)

   There were no material transactions among the Company, ReLife, SHC, SSCI, SCA and Advantage Health prior to the mergers. The effects of conforming the accounting policies of the combined companies are not material.

   Prior to its merger with the Company, ReLife reported on a fiscal year ending on September 30. The restated financial statements for all periods prior to and including December 31, 1994, are based on a combination of the Company's results for its December 31 fiscal year and ReLife's results for its September 30 fiscal year. Beginning January 1, 1995, all facilities acquired in the ReLife merger adopted a December 31 fiscal year end; accordingly, all consolidated financial statements for periods after December 31, 1994 are based on a consolidation of the Company and the former ReLife subsidiaries on a December 31 year-end. ReLife's historical results of operations for the three months ended December 31, 1994 are not included in the Company's consolidated statements of income or cash flows. An adjustment has been made to stockholders' equity as of January 1, 1995 to adjust for the effect of excluding ReLife's results of operations for the three months ended December 31, 1994. The following is a summary of ReLife's results of operations and cash flows for the three months ended December 31, 1994 (in thousands):

Statement of Income Data:

Revenues......................................................   $ 38,174
Operating expenses:
 Operating units..............................................     31,797
 Corporate general and administrative.........................      2,395
Provision for doubtful accounts...............................        541
Depreciation and amortization.................................      1,385
Interest expense..............................................        858
Interest income...............................................        (91)
HEALTHSOUTH merger expense....................................      3,050
Loss on disposal of fixed assets .............................      1,000
Loss on abandonment of computer project ......................        973
                                                                -----------
                                                                   41,908
                                                                -----------
Net loss......................................................   $ (3,734)
                                                                ===========
Statement of Cash Flow Data:

Net cash provided by operating
 activities...................................................   $ 38,077
Net cash used in investing activities ........................     (9,632)
Net cash used in financing activities ........................    (23,950)
                                                                -----------
Net increase in cash..........................................   $  4,495
                                                                ===========



   During the three months ended December 31, 1994, ReLife received $7,141,000 in proceeds from the exercise of stock options.

   Prior to its merger with the Company, Advantage Health reported on a fiscal year ending on August 31. Accordingly, the historical financial statements of Advantage Health have been recast to a November 30 fiscal year-end to more closely conform to the Company's calendar fiscal year-end. The restated financial statements for all periods prior to and including December 31, 1995 are based on a combination of the Company's results for their December 31 fiscal year and Advantage Health's results for its recast November 30 fiscal year. Beginning January 1, 1996, all facilities acquired in the Advantage Health merger adopted a December 31 fiscal year-end; accordingly, all consolidated financial statements for periods after December 31, 1995 are based on a consolidation of all of the Company's subsidiaries on

                 HEALTHSOUTH CORPORATION AND SUBSIDIARIES -
            Notes to Consolidated Financial Statements (Continued)

2.  MERGERS -- (Continued)

a December 31 year-end. Advantage Health's historical results of operations for the one month ended December 31, 1995 are not included in the Company's consolidated statements of income or cash flows. An adjustment has been made to stockholders' equity as of January 1, 1996 to adjust for the effect of excluding Advantage Health's results of operations for the one month ended December 31, 1995. The following is a summary of Advantage Health's results of operations and cash flows for the one month ended December 31, 1995 (in thousands):

Statement of Income Data:

Revenues.......................................................  $ 16,111
Operating expenses:
 Operating units...............................................    14,394
 Corporate general and administrative..........................     1,499
Provision for doubtful accounts................................     1,013
Depreciation and amortization..................................       283
Interest expense...............................................       288
Interest income................................................       (16)
Loss on impairment of assets...................................    21,111
                                                                ------------
                                                                   38,572
                                                                ------------
Loss before income taxes and minority
 interests.....................................................   (22,461)
Benefit for income taxes.......................................     4,959
Minority interest..............................................      (136)
                                                                ------------
Net loss.......................................................  $(17,638)
                                                                ============
Statement of Cash Flow Data:

Net cash used in operating activities .........................  $ (2,971)
Net cash provided by investing activities .....................       105
Net cash used in financing activities .........................      (771)
                                                                ------------
Net decrease in cash...........................................  $ (3,637)
                                                                ============



   In December 1995, Advantage Health recorded an asset impairment charge of approximately $21,111,000 relating to goodwill and tangible assets identifiable with one inpatient rehabilitation hospital, one subacute facility and 32 outpatient rehabilitation centers, all acquired by the Company in the Advantage Health merger. The Company intends to operate these facilities on an ongoing basis.

   The Company has historically assessed recoverability of goodwill and other long-lived assets using undiscounted cash flows estimated to be received over the useful lives of the related assets. In December 1995, certain events occurred which significantly impacted the Company's estimates of future cash flows to be received from the facilities described above. Those events primarily related to a decline in operating results combined with a deterioration in the reimbursement environment at these facilities. As a result of these events, the Company revised its estimates of undiscounted cash flows to be received over the remaining estimated useful lives of these facilities and determined that goodwill and other long-lived assets (primarily property and equipment) had been impaired. The Company developed its best estimates of future operating cash flows at these locations considering future requirements for capital expenditures as well as the impact of inflation. The projections of cash flows also took into account estimates of significant one-time expenses as well as estimates of additional revenues and resulting income from future marketing efforts in the respective locations. The amount of the impairment charge was determined by discounting the estimates of future cash flows, using an estimated 8.5% incremental borrowing rate, which management believes is commensurate with the risks involved. The resulting net

                 HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

2.  MERGERS -- (CONTINUED)

present value of future cash flows was then compared to the historical net book value of goodwill and other long-lived assets at each operating location which resulted in an impairment loss relative to these centers of $21,111,000.


   During 1996, wholly-owned subsidiaries of the Company merged with Professional Sports Care Management, Inc. ("PSCM"), Fort Sutter Surgery Center, Inc. ("FSSCI") and ReadiCare, Inc. ("ReadiCare"). In connection with these mergers the Company issued an aggregate of 8,094,598 shares of its common stock. Costs and expenses of approximately $12,576,000, primarily legal, accounting and financial advisory fees, incurred by the Company in connection with the mergers have been recorded in operations during 1996 and reported as merger expenses in the accompanying consolidated statements of income.

   The PSCM and ReadiCare mergers were accounted for as poolings of interests. However, due to the immateriality of these mergers, the Company's historical financial statements for all periods prior to the quarters in which the respective mergers were completed have not been restated. Instead, stockholders' equity has been increased by $43,230,000 to reflect the effects of the PSCM merger and $15,431,000 to reflect the effects of the ReadiCare merger. The results of operations of PSCM and ReadiCare are included in the accompanying financial statements from the date of acquisition forward. In addition, the FSSCI merger was a stock-for-stock acquisition. Stockholders' equity has been increased by $8,908,000 to reflect the effects of the merger.

   On December 2, 1996, the Company entered into an agreement to acquire Health Images, Inc. ("Health Images") in a transaction to be accounted for as a pooling-of-interests. In the proposed transaction, Health Images stockholders will receive approximately 10,400,000 shares of the Company's common stock. Health Images operates 49 freestanding diagnostic imaging centers in 13 states and six in England. The effects of conforming the accounting policies of the Company and Health Images are not expected to be material. The effects on the accompanying financial statements of the pro forma results of operations, assuming the Health Images acquisition had occurred at the beginning of each of the three years ended December 31, 1996, are not material. This transaction is expected to be consummated in March 1997.

3. CASH, CASH EQUIVALENTS AND OTHER MARKETABLE SECURITIES

   Cash, cash equivalents and other marketable securities consisted of the following:


                                                                     DECEMBER 31
                                                                 ----------------------
                                                                  1995         1996
                                                                  ----         ----
                                                                    (IN THOUSANDS)
Cash...........................................................  $140,476   $138,235
Cash equivalents...............................................    11,768      9,793
                                                                 ---------- -----------
 Total cash and cash equivalents...............................   152,244    148,028
Certificates of deposit........................................     1,962      1,765
Municipal put bonds............................................       615        495
Municipal put bond mutual funds................................       500        500
Collateralized mortgage obligations............................     1,000      1,000
                                                                 ---------- -----------
Total other marketable securities..............................     4,077      3,760
                                                                 ---------- -----------
Total cash, cash equivalents and other
 marketable securities (approximates market value).............  $156,321   $151,788
                                                                 ========== ===========



   For purposes of the consolidated balance sheets and statements of cash flows, marketable securities purchased with an original maturity of ninety days or less are considered cash equivalents.

                 HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

4. OTHER ASSETS

   Other assets consisted of the following:


                                                       DECEMBER 31
                                                  -------------------
                                                    1995        1996
                                                    ----        ----
                                                    (IN THOUSANDS)
Notes and accounts receivable...................  $24,628   $38,359
Investment in Caretenders Health Corp. .........    7,417     7,370
Prepaid long-term lease.........................    8,888     8,397
Investments in other unconsolidated
subsidiaries....................................    6,754    15,362
Real estate investments.........................   14,324    10,020
Trusteed funds..................................    1,879     1,879
Other...........................................    4,978     1,127
                                                  --------- ----------
                                                  $68,868   $82,514
                                                  ========= ==========



   The Company has a 19% ownership interest in Caretenders Health Corp. ("Caretenders"); accordingly, the Company's investment is being accounted for using the equity method of accounting. The investment was initially valued at $7,250,000. The Company's equity in earnings of Caretenders for the years ended December 31, 1994, 1995 and 1996 was not material to the Company's results of operations.

   It was not practicable to estimate the fair value of the Company's various investments in other unconsolidated subsidiaries (involved in operations similar to those of the Company) because of the lack of a quoted market price and the inability to estimate fair value without incurring excessive costs. The carrying amount at December 31, 1996 represents the original cost of the investments, which management believes is not impaired.

5. PROPERTY, PLANT AND EQUIPMENT

   Property, plant and equipment consisted of the following:


                                                        DECEMBER 31
                                                --------------------------
                                                    1995          1996
                                                    ----          ----
                                                      (IN THOUSANDS)
Land..........................................  $   76,686   $   81,089
Buildings.....................................     767,038      802,040
Leasehold improvements........................      87,216      112,149
Furniture, fixtures and equipment.............     603,985      722,095
Construction-in-progress......................      33,407       64,417
                                                ------------ -------------
                                                 1,568,332    1,781,790
Less accumulated depreciation and
amortization..................................     284,772      390,917
                                                ------------ -------------
                                                $1,283,560   $1,390,873
                                                ============ =============


                 HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

6. INTANGIBLE ASSETS

   Intangible assets consisted of the following:


                                                                 DECEMBER 31
                                                          -----------------------
                                                              1995         1996
                                                              ----         ----
                                                               (IN THOUSANDS)
Organizational, partnership formation and start-up
costs...................................................  $  163,820  $  230,298
Debt issue costs........................................      34,973      34,389
Noncompete agreements...................................      70,636      85,894
Cost in excess of net asset value of purchased
facilities..............................................     736,195     899,788
                                                          ----------- ------------
                                                           1,005,624   1,250,369
Less accumulated amortization...........................     131,713     200,711
                                                          ----------- ------------
                                                          $  873,911  $1,049,658
                                                          =========== ============


7. LONG-TERM DEBT

   Long-term debt consisted of the following:


                                                                      DECEMBER 31
                                                                ----------------------
                                                                   1995         1996
                                                                   ----         ----
                                                                     (IN THOUSANDS)
Notes and bonds payable:
 Advances under a $1,000,000,000 credit agreement with
  banks.....................................................  $  790,000   $       --
 Advances under a $1,250,000,000 credit agreement with
  banks.....................................................          --      995,000
 9.5% Senior Subordinated Notes due 2001....................     250,000      250,000
 5.0% Convertible Subordinated Debentures due 2001..........     115,000      115,000
 Notes payable to banks and various other notes payable, at
  interest rates from 5.5% to 9.75%.........................     180,166       77,270
 Hospital revenue bonds payable.............................      32,337       22,503
Noncompete agreements payable with payments due at
 intervals ranging through December 2004....................      24,161       26,256
                                                              ----------   -----------
                                                               1,391,664    1,486,029
Less amounts due within one year............................      35,175       35,409
                                                              ----------   -----------
                                                              $1,356,489   $1,450,620
                                                              ==========   ===========



   The fair value of total long-term debt approximates book value at December 31, 1995 and 1996. The fair values of the Company's long-term debt are estimated using discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

   During 1995, the Company entered into a Credit Agreement with NationsBank, N.A. ("NationsBank") and other participating banks (the "1995 Credit Agreement") which consisted of a $1,000,000,000 revolving credit facility. On April 18, 1996, the Company amended and restated the 1995 Credit Agreement to increase the size of the revolving credit facility to $1,250,000,000 (the "1996 Credit Agreement"). Interest is paid based on LIBOR plus a predetermined margin, a base rate, or competitively bid rates from the participating banks. The Company is required to pay a fee on the unused portion of the revolving credit facility ranging from 0.08% to 0.25%, depending on certain defined ratios. The principal amount is payable in full on March 31, 2001. The Company provided a negative pledge on all assets under the 1996 Credit Agreement, and the lenders released the first priority security interest in all shares of stock of the Company's subsidiaries and rights and interests in the Company's controlled partnerships which had been granted under the 1995 Credit Agreement. At December 31, 1996, the effective interest rate associated with the 1996 Credit Agreement was approximately 5.87%.

                    HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

7.  LONG-TERM DEBT -- (CONTINUED)

   On March 24, 1994, the Company issued $250,000,000 principal amount of 9.5% Senior Subordinated Notes due 2001 (the "Notes"). Interest is payable on April 1 and October 1. The Notes are senior subordinated obligations of the Company and as such are subordinated to all existing and future senior indebtedness of the Company, and also are effectively subordinated to all existing and future liabilities of the Company's subsidiaries and partnerships. The Notes rank senior to all subordinated indebtedness of the Company, including the 5% Convertible Subordinated Debentures due 2001 described below. The Notes mature on April 1, 2001.

   Also on March 24, 1994, the Company issued $100,000,000 principal amount of 5% Convertible Subordinated Debentures due 2001 (the "Convertible Debentures"). An additional $15,000,000 of Convertible Debentures was issued in April 1994 to cover underwriters' overallotments. Interest is payable on April 1 and October
1. The Convertible Debentures are convertible into common stock of the Company at the option of the holder at a conversion price of $9.406 per share, subject to adjustment upon the occurrence of certain events.

   In June 1994, SHC (see Note 2) issued $75,000,000 principal amount of 11.5% Senior Subordinated Notes due July 15, 2004 (the "SHC Notes"). The proceeds of the SHC Notes were used to pay down indebtedness outstanding under other existing credit facilities. During 1995, the Company purchased $67,500,000 of the $75,000,000 outstanding principal amount of the SHC Notes in a tender offer at 115% of the face value of the Notes, and the remaining $7,500,000 balance was purchased on the open market, using proceeds from the Company's other long-term credit facilities. The loss on retirement of the SHC Notes totaled approximately $14,606,000. The loss consists of the premium, write-off of unamortized bond issue costs and other fees and is included in merger and acquisition related expenses in the accompanying 1995 consolidated statement of income (see Note 2).

   Principal maturities of long-term debt are as follows:



 YEAR ENDING DECEMBER 31                        (IN THOUSANDS)
------------------------                        ---------------
1997..........................................  $   35,409
1998..........................................      25,932
1999..........................................      16,715
2000..........................................      11,117
2001..........................................   1,367,788
After 2001....................................      29,068
                                               ---------------
                                                $1,486,029
                                               ---------------


8. STOCK OPTIONS

   The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"), requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

   The Company has various stockholder-approved stock option plans which provide for the grant of options to directors, officers and other key employees to purchase common stock at 100% of the fair market value as of the date of grant. The Audit and Compensation Committee of the Board of Directors administers the stock option plans. Options may be granted as incentive stock options or as non-qualified stock

                 HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

8.  STOCK OPTIONS -- (CONTINUED)

options. Incentive stock options vest 25% annually, commencing upon completion of one year of employment subsequent to the date of grant. Non-qualified stock options generally are not subject to any vesting provisions. The options expire at dates ranging from five to ten years from the date of grant.


   Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a
Black-Scholes option pricing model with the following weighted-average assumptions for 1995 and 1996, respectively: risk-free interest rates of 5.87% and 6.01%; dividend yield of 0%; volatility factors of the expected market price of the Company's common stock of .36 and .37; and a weighted-average expected life of the options of 4.3 years.

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

   For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands, except for per share amounts):

                                                  1995      1996
                                               --------- ----------
Pro forma net income..........................  $74,330   $193,417
Pro forma earnings per share:
 Primary......................................  $  0.25   $   0.59
 Fully diluted................................  $  0.25   $   0.58



   The effect of compensation expense from stock options on 1995 pro forma net income reflects only the vesting of 1995 awards. However, 1996 pro forma net income reflects the second year of vesting of the 1995 awards and the first year of vesting of 1996 awards. Not until 1998 is the full effect of recognizing compensation expense for stock options representative of the possible effects on pro forma net income for future years.

   A summary of the Company's stock option activity and related information for the years ended December 31 follows:


                                                         1994                  1995                1996
                                               ----------------------- -------------------   ------------------
                                                             WEIGHTED             WEIGHTED             WEIGHTED
                                                             AVERAGE              AVERAGE              AVERAGE
                                                 OPTIONS     EXERCISE   OPTIONS   EXERCISE   OPTIONS   EXERCISE
                                                  (000)       PRICE     (000)      PRICE     (000)      PRICE
                                               ---------    ---------- --------- ---------- ---------  ---------
Options outstanding January 1:.................  30,452       N/A         29,216   $4          33,988    $ 5
 Granted.......................................   3,188       N/A          7,310    9           4,557     17
 Exercised.....................................  (3,856)      N/A         (2,202)   4          (6,540)     5
 Canceled......................................    (568)      N/A           (336)   5            (255)     6
                                                 ---------
Options outstanding at December 31.............  29,216       N/A         33,988   $5          31,750    $ 7

Options exercisable at December 31.............  22,466       N/A         26,003   $5          26,992    $ 6

Weighted average fair value of options granted
 during the year...............................     N/A                  $  3.81              $  7.13

                 HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

8.  STOCK OPTIONS -- (CONTINUED)

   The weighted average remaining contractual life for options outstanding as of December 31, 1996 is 6.63 years.

9. ACQUISITIONS

1994 Acquisitions

   At various dates during 1994, the Company acquired 53 separate outpatient operations and a majority equity interest in five outpatient surgery centers located throughout the United States. The combined purchase price of these acquired outpatient operations was approximately $80,456,000. The Company also acquired a specialty medical center in Dallas, Texas, a therapy staffing service, a diagnostic imaging company, four physical therapy practices and two home health agencies. The combined purchase price of these operations was approximately $32,044,000. The form of consideration constituting the total purchase prices of $112,500,000 was approximately $88,455,000 in cash, $14,122,000 in notes payable and approximately 624,000 shares of common stock valued at $9,923,000.

   In connection with these transactions, the Company entered into noncompete agreements with former owners totaling $10,814,000. In general, these noncompete agreements are payable in monthly or quarterly installments over periods ranging from five to ten years.

   The fair value of the total net assets relating to the 1994 acquisitions described above was approximately $17,958,000. The total cost for 1994 acquisitions exceeded the fair value of the net assets acquired by approximately $94,542,000. The Company evaluated each acquisition independently to determine the appropriate amortization period for the cost in excess of net asset value of purchased facilities. Each evaluation included an analysis of historic and projected financial performance, evaluation of the estimated useful lives of buildings and fixed assets acquired, the indefinite lives of certificates of need and licenses acquired, the competition within local markets, lease terms where applicable, and the legal term of partnerships where applicable. Based on these evaluations, the Company determined that the cost in excess of net asset value of purchased facilities relating to the 1994 acquisitions should be amortized over periods ranging from 25 to 40 years on a straight-line basis. No other identifiable intangible assets were recorded in the acquisitions described above.

   All of the 1994 acquisitions described above were accounted for as purchases and, accordingly, the results of operations of the acquired businesses (not material individually or in the aggregate) are included in the accompanying consolidated financial statements from their respective dates of acquisition.

1995 Acquisitions

   Effective April 1, 1995, the Company acquired the rehabilitation hospitals division of NovaCare, Inc. ("NovaCare"), consisting of 11 rehabilitation hospitals, 12 other facilities, and certificates of need to build two other facilities. The total purchase price for the NovaCare facilities was approximately $235,000,000 in cash. The cost in excess of net asset value was approximately $173,000,000. Of this excess, approximately $129,000,000 was allocated to leasehold value and the remaining $44,000,000 to cost in excess of net asset value of purchased facilities. As part of the acquisition, the Company acquired approximately $4,790,000 in deferred tax assets. The Company also provided approximately $10,000,000 for the write-down of certain assets to net realizable value as the result of a planned facility consolidation in a market where the Company's existing services overlapped with those of an acquired facility. The planned employee separations and facility consolidation were completed by the end of 1995.

   Effective December 1, 1995, the Company acquired Caremark Orthopedic Services Inc. ("Caremark"). At the time of the acquisition, Caremark owned and operated approximately 120 outpatient rehabilitation centers in 13 states. The total purchase price was approximately $127,500,000 in cash.

                 HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

9.  ACQUISITIONS -- (CONTINUED)

   Also at various dates during 1995, the Company acquired 70 separate outpatient rehabilitation operations located throughout the United States, three physical therapy practices, one home health agency, one nursing home, 75 licensed subacute beds, five outpatient surgery centers and one outpatient diagnostic imaging operation. The combined purchase prices of these acquisitions was approximately $136,724,000. The form of consideration constituting the combined purchase prices was approximately $117,405,000 in cash and $19,319,000 in notes payable.


   In connection with these transactions, the Company entered into noncompete agreements with former owners totaling $16,222,000. In general, these noncompete agreements are payable in monthly or quarterly installments over periods ranging from five to ten years.

   The fair value of the total net assets relating to the 1995 acquisitions described above, excluding the NovaCare acquisition, was approximately $72,844,000. The total cost of these acquisitions exceeded the fair value of the net assets acquired by approximately $191,380,000. Based on the evaluation of each acquisition utilizing the criteria described above, the Company determined that the cost in excess of net asset value of purchased facilities relating to the 1995 acquisitions should be amortized over periods ranging from 25 to 40 years on a straight-line basis. No other identifiable intangible assets were recorded in the acquisitions described above.

   All of the 1995 acquisitions described above were accounted for as purchases and, accordingly, the results of operations of the acquired businesses are included in the accompanying consolidated financial statements from their respective dates of acquisition. With the exception of NovaCare, none of the above acquisitions were material individually or in the aggregate.

1996 Acquisitions

   At various dates during 1996, the Company acquired 80 outpatient rehabilitation facilities, three outpatient surgery centers, one inpatient rehabilitation hospital, and one diagnostic imaging center. The acquired operations are located throughout the United States. The total purchase price of the acquired operations was approximately $104,321,000. The form of consideration constituting the total purchase prices was approximately $92,319,000 in cash and $12,002,000 in notes payable.

   In connection with these transactions, the Company entered into noncompete agreements with former owners totaling $11,900,000. In general, these noncompete agreements are payable in monthly or quarterly installments over periods ranging from five to ten years.

   The fair value of the total net assets relating to the 1996 acquisitions described above was approximately $40,259,000. The total cost of the 1996 acquisitions exceeded the fair value of the net assets acquired by approximately $64,062,000. Based on the evaluation of each acquisition utilizing the criteria described above, the Company determined that the cost in excess of net asset value of purchased facilities relating to the 1996 acquisitions should be amortized over periods ranging from 25 to 40 years on a straight-line basis. No other identifiable intangible assets were recorded in the acquisitions described above.

   All of the 1996 acquisitions described above were accounted for as purchases and, accordingly, the results of operations of the acquired businesses (not material individually or in the aggregate) are included in the accompanying consolidated financial statements from their respective dates of acquisition.

                 HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

10. INCOME TAXES

   HEALTHSOUTH and its subsidiaries file a consolidated federal income tax return. The limited partnerships and limited liability companies file separate income tax returns. HEALTHSOUTH's allocable portion of each partnership's income or loss is included in the taxable income of the Company. The remaining income or loss of each partnership is allocated to the limited partners.

   The Company utilizes the liability method of accounting for income taxes, as required by Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes".

   Significant components of the Company's deferred tax assets and liabilities as of December 31, 1995 are as follows:

                                                CURRENT   NONCURRENT    TOTAL
                                                -------   ----------    -----
                                                     (IN THOUSANDS)
Deferred tax assets:
 Accruals.....................................  $ 8,016    $    --    $ 8,016
 Disposal of surgery centers.................     2,675         --      2,675
 Impairment of assets........................     1,309      5,434      6,743
 Development costs...........................        --        849        849
 Acquired net operating loss.................        --     16,277     16,277
 Allowance for bad debts.....................    29,089         --     29,089
 Other.......................................     1,818      5,549      7,367
                                              --------- ------------ ---------
Total deferred tax assets ...................    42,907     28,109     71,016

Deferred tax liabilities:
Depreciation and amortization ...............        --     30,960     30,960
 Non-accrual experience method...............    14,559         --     14,559
 Purchase price accounting...................        --      4,802      4,802
 Contracts...................................     3,849         --      3,849
 Capitalized costs...........................        --     12,916     12,916
 Other.......................................     2,522      3,164      5,686
                                              --------- ----------- -----------
Total deferred tax liabilities ..............    20,930     51,842     72,772
                                              --------- ----------- -----------
Net deferred tax assets (liabilities)           $21,977   $(23,733)   $(1,756)
                                              ========= =========== ===========

   At December 31, 1996, the Company has net operating loss carryforwards of approximately $13,546,000 for income tax purposes expiring through the year 2009. Those carryforwards resulted from the Company's acquisitions of Diagnostic Health Corporation, Renaissance Rehabilitation Center, Inc. and Rebound, Inc.

                 HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

10.  INCOME TAXES -- (CONTINUED)

   Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1996 are as follows:

                                                   CURRENT   NONCURRENT    TOTAL
                                                   -------   ----------    -----
                                                      (IN THOUSANDS)
Deferred tax assets:
 Acquired net operating loss.................    $    --     $5,283     $ 5,283
 Development costs...........................         --        849         849
 Accruals....................................      6,626         --       6,626
 Allowance for bad debts.....................     31,704         --      31,704
 Other.......................................      1,915      2,597       4,512
                                                 --------- --------- -----------
Total deferred tax assets....................     40,245      8,729      48,974

Deferred tax liabilities:
 Depreciation and amortization...............         --     14,361      14,361
 Purchase price accounting...................         --      4,802       4,802
 Non-accrual experience method...............     17,694         --      17,694
 Contracts...................................      3,849         --       3,849
 Capitalized costs...........................      5,013     17,436      22,449
 Other.......................................      1,837        927       2,764
                                                 --------- --------- -----------
Total deferred tax liabilities ..............     28,393     37,526      65,919
                                                 --------- --------- -----------
Net deferred tax assets (liabilities).           $11,852   $(28,797)   $(16,945)
                                                 ========= ========= ===========

   The provision for income taxes was as follows:

                                                     YEAR ENDED DECEMBER 31,
                                                    -------------------------
                                                    1994      1995       1996
                                                    ----      ----       ----
                                                           (IN THOUSANDS)
Currently payable:
 Federal....................................    $ 70,641   $ 66,927    $113,262
 State......................................      10,362      8,914      13,451
                                                ---------- --------- -----------
                                                  81,003     75,841     126,713
Deferred (benefit)expense:
 Federal....................................     (14,046)       342      12,138
 State .....................................      (1,836)        38       1,387
                                                ---------- --------- -----------
                                                 (15,882)       380      13,525
                                                ---------- --------- -----------
Total provision.............................    $ 65,121   $ 76,221    $140,238
                                                ========== ========= ===========

   As part of the acquisitions of PSCM, Readicare and FSSCI, the Company acquired approximately $1,664,000 in deferred tax liabilities.

                 HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

10.  INCOME TAXES -- (CONTINUED)

   The difference between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes was as follows:
                                                    YEAR ENDED DECEMBER 31
                                                --------------------------------
                                                   1994       1995       1996
                                                ---------- ---------- ----------
                                                         (IN THOUSANDS)
Federal taxes at statutory rates..............  $ 64,636   $ 74,161   $143,673
Add (deduct):
  State income taxes, net of federal tax
   benefit....................................     4,899      5,832      9,645
  Minority interests..........................   (11,014)   (15,102)   (17,303)
  Disposal/impairment/merger charges..........       668      9,955      6,563
  Other.......................................     5,932      1,375     (2,340)
                                                ---------- ---------- ----------
                                                $ 65,121   $ 76,221   $140,238
                                                ========== ========== ==========

11. COMMITMENTS AND CONTINGENCIES

   The Company is a party to legal proceedings incidental to its business. In the opinion of management, any ultimate liability with respect to these actions will not materially affect the consolidated financial position or results of operations of the Company.

   At December 31, 1996, anticipated capital expenditures for the next twelve months are $350,000,000. This amount includes expenditures for maintenance and expansion of the Company's existing facilities as well as development and integration of the Company's services in selected metropolitan markets.

   Beginning December 1, 1993, the Company became self-insured for professional liability and comprehensive general liability. The Company purchased coverage for all claims incurred prior to December 1, 1993. In addition, the Company purchased underlying insurance which would cover all claims once established limits have been exceeded. It is the opinion of management that at December 31, 1996, the Company has adequate reserves to cover losses on asserted and unasserted claims.

   Prior to consummation of the SCA and Advantage Health mergers (see Note 2), these companies carried professional malpractice and general liability insurance. The policies were carried on a claims made basis. The companies had policies in place to track and monitor incidents of significance. Management is unaware of any claims that may result in a loss in excess of amounts covered by existing insurance.

   Operating leases generally consist of short-term lease agreements for buildings where facilities are located. These leases generally have 5-year terms, with one or more renewal options, with terms to be negotiated at the time of renewal. Total rental expense for all operating leases was $75,355,000, $100,183,000 and $127,741,000 for the years ended December 31, 1994, 1995 and
1996, respectively.

   The following is a schedule of future minimum lease payments under all operating leases having initial or remaining non-cancelable lease terms in excess of one year:

 YEAR ENDING DECEMBER 31                                   (IN THOUSANDS)
------------------------                                   ---------------
1997.....................................................    $108,187
1998.....................................................      99,079
1999.....................................................      86,178
2000.....................................................      71,485
2001.....................................................      55,862
After 2001...............................................     249,566
                                                          ---------------
                                                             $670,357
                                                          ===============

                 HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

12. EMPLOYEE BENEFIT PLANS

   The Company has a 401(k) savings plan which matches 15% of the first 4% of earnings that an employee contributes. All contributions are in the form of cash. All employees who have completed one year of service with a minimum of 1,000 hours worked are eligible to participate in the plan. Company contributions are gradually vested over a seven-year service period. Contributions to the plan by the Company were approximately $1,168,000, $1,287,000 and $2,087,000 in 1994, 1995 and 1996, respectively.

   In 1991, the Company established an Employee Stock Ownership Plan ("ESOP") for the purpose of providing substantially all employees of the Company the opportunity to save for their retirement and acquire a proprietary interest in the Company. The ESOP currently owns approximately 3,320,000 shares of the Company's common stock, which were purchased with funds borrowed from the Company, $10,000,000 in 1991 (the "1991 ESOP Loan") and $10,000,000 in 1992 (the
"1992 ESOP Loan"). At December 31, 1996, the combined ESOP Loans had a balance of $14,148,000. The 1991 ESOP Loan, which bears an interest rate of 10%, is payable in annual installments covering interest and principal over a ten-year period beginning in 1992. The 1992 ESOP Loan, which bears an interest rate of 8.5%, is payable in annual installments covering interest and principal over a ten-year period beginning in 1993. Company contributions to the ESOP began in 1992 and shall at least equal the amount required to make all ESOP loan amortization payments for each plan year. The Company recognizes compensation expense based on the shares allocated method. Compensation expense related to the ESOP recognized by the Company was $3,673,000, $3,524,000 and $3,198,000 in 1994, 1995 and 1996, respectively. Interest incurred on the ESOP Loans was approximately $1,608,000, $1,460,000 and $1,298,000 in 1994, 1995 and 1996,
respectively. Approximately 1,212,000 shares owned by the ESOP have been allocated to participants at December 31, 1996.

   During 1993, the American Institute of Certified Public Accountants issued Statement of Position 93-6, "Employers Accounting for Employee Stock Ownership Plans" ("SOP 93-6"). Among other provisions, SOP 93-6 requires that compensation expense relating to employee stock ownership plans be measured based on the fair market value of the shares when allocated to the employees. The provisions of SOP 93-6 apply only to leveraged ESOPs formed after December 31, 1992, or shares newly acquired by an existing leveraged ESOP after December 31, 1992. Because all shares owned by the Company's ESOP were acquired prior to December 31, 1992, the Company's accounting policies for the shares currently owned by the ESOP are not affected by SOP 93-6.

13. LOSS ON DISPOSAL OF SURGERY CENTERS

   During the fourth quarter of 1994, the Company adopted a formal plan to dispose of three surgery centers and certain other properties during 1995. Accordingly, a loss of $13,197,000 was made to reflect the expected losses resulting from the disposal of these centers. The loss is comprised primarily of losses on the sale of owned facilities and equipment, write-off of intangible and other assets, and accrual of future operating lease obligations and estimated operating losses through the anticipated date of disposal.

                 HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

13.  LOSS ON DISPOSAL OF SURGERY CENTERS -- (CONTINUED)

   The following are the major components of the loss (in thousands):


Write-down of land, buildings and equipment.............................................       $ 4,806
Write-off of excess of cost over fair value of net assets acquired and other assets.....         2,762
Estimated operating losses through anticipated date of disposal.........................         1,750
Accrual of future lease commitments and other obligations resulting from disposal.......         3,879
                                                                                               -------
                                                                                               $13,197
                                                                                             =========


   The closings of the three surgery centers were completed by December 31, 1995. An accrual of $929,000 is included in accrued liabilities on the accompanying December 31, 1995 consolidated balance sheet for the remaining costs to be incurred relative to the disposal of these surgery centers and the other properties. The remaining accrual was used in 1996.

14. IMPAIRMENT OF LONG-TERM ASSETS

   During 1994, certain events occurred which impaired the value of specific long-term assets of ReLife (see Note 2). A hospital in Missouri with a distinct part unit which ReLife was managing was purchased in 1994 by an acute care provider which terminated the contract with ReLife. Remaining goodwill of $1,700,000 and costs allocated to the management contract of $1,300,000 were written off as there is no value remaining for the terminated contract.

   A ReLife facility in central Florida incurred tornado damage and has not operated since September 1993. During 1994, management of ReLife determined that it was probable that this facility would not reopen. Start-up costs of $1,600,000 were written off. This facility is leased under an operating lease as described in Note 11 through the year 2001. An impairment accrual has been established based on the projected undiscounted net cash flows related to this non-operating facility for the remainder of the lease term. The accrual totaled $5,900,000 and consists of $4,700,000 in lease payments and $1,200,000 in fixed costs and operating expenses, including property taxes, maintenance, security and other related costs.

   During 1994, ReLife entered into a contract for a new information system. Payments under the contract and related costs were capitalized during the year. After the agreement to merge with HEALTHSOUTH was entered into, the computer project was abandoned, resulting in a write-off of capitalized cost of $4,500,000.

   In 1995, the Company recorded an asset impairment charge of approximately $53,549,000 relating to goodwill and tangible assets identifiable with fourteen surgery centers. Approximately $47,984,000 of this charge related to ten surgery centers which the Company intends to operate on an ongoing basis, while the remaining loss of $5,565,000 is identifiable with four surgery centers which the Company decided during the fourth quarter of 1995 to close.

   With respect to the ten surgery centers the Company intends to continue operating, certain events occurred in the fourth quarter of 1995 which significantly impacted the Company's estimates of future cash flows to be received from these centers. Those events primarily related to a decline in operating results combined with a deterioration in relationships with key physicians at certain of those locations. As a result of these events, the Company revised its estimates of undiscounted cash flows to be received over the remaining estimated useful lives of these centers and determined that goodwill and other long-lived assets (primarily property and equipment) had been impaired.  The Company  developed its best  estimates of future  operating  cash flows at these locations considering future requirements for capital expenditures as well as the impact of inflation. The projections of cash flows also took into account estimates of significant one-time expenses as well as estimates of additional revenues and result-

                 HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

14.  IMPAIRMENT OF LONG-TERM ASSETS - (CONTINUED)

ing income from future marketing efforts in the respective locations. The amount of the impairment charge was determined by discounting the estimates of future cash flows, using an estimated 8.5% incremental borrowing rate which management believes is commensurate with the risks involved. The resulting net present value of future cash flows was then compared to the historical net book value of goodwill and other long-lived assets at each operating location which resulted in an impairment loss relative to these centers of $47,984,000.

   The remaining impairment charge of $5,565,000 relating to the centers to be closed was based on the fair value of the related assets less estimated costs to sell. One of these facilities is expected to be sold by the middle of 1997. The Company continues to operate the remaining three facilities and is evaluating its alternatives for their disposition. Assets held for sale having a remaining net book value of $2,839,000 and $2,309,000 are included in property and equipment on the accompanying December 31, 1995 and 1996 balance sheets, respectively.

   The above amounts are included in operations for 1995 in the accompanying consolidated statement of income.

15. SUBSEQUENT EVENTS

   On January 18, 1997, the Company's Board of Directors authorized a two-for-one stock split to be effected in the form of a 100% stock dividend, subject to the approval by the Company's stockholders of an amendment to its Certificate of Incorporation increasing the number of authorized shares of common stock from 250,000,000 to 500,000,000. The Company's stockholders approved the amendment on March 12, 1997. The stock dividend is payable on March 17, 1997 to holders of record on March 13, 1997. Accordingly, all share and per share amounts included in the accompanying financial statements have been restated to give effect to the stock split.

   On February 17, 1997, the Company entered into a definitive agreement to acquire Horizon/CMS Healthcare Corporation ("Horizon/CMS") in a stock-for-stock merger in which the stockholders of Horizon/CMS will receive .84338 (after adjustment for the two-for-one stock split) of a share of the Company's common stock per share of Horizon/CMS common stock. The transaction is valued at approximately $1,600,000,000, including the assumption by the Company of approximately $700,000,000 in Horizon/CMS debt. It is expected that the acquisition will be accounted for as a purchase. Horizon/CMS operates 33 inpatient rehabilitation hospitals, 58 specialty hospitals and subacute units and 282 outpatient rehabilitation centers. Horizon/CMS also owns, leases or manages 267 long-term care facilities, a contract therapy business, an institutional pharmacy business and other healthcare services. Consummation of the transaction is subject to various regulatory approvals, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act, and to the satisfaction of certain other conditions. The Company currently anticipates that the transaction will be consummated in mid-1997.

                       MARKET FOR THE COMPANY'S COMMON
                    EQUITY AND RELATED STOCKHOLDER MATTERS


   The Company's Common Stock is listed for trading on the New York Stock Exchange (Symbol: HRC). The following table sets forth for the fiscal periods indicated the high and low reported sale prices for the Company's Common Stock as reported on the NYSE Composite Transactions Tape. All prices shown have been adjusted for a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995 and a two-for-one stock split effected in the form of a 100% stock dividend paid on March 17, 1997.


                                                           REPORTED
                                                          SALE PRICE
                                                             HIGH       LOWER
                                                          ------------ --------
1995
 First Quarter...........................................  $10.22       $ 9.03
 Second Quarter..........................................   10.82         8.16
 Third Quarter...........................................   12.88         8.63
 Fourth Quarter..........................................   16.19        11.25
1996
 First Quarter...........................................  $19.07       $13.50
 Second Quarter..........................................   19.32        16.16
 Third Quarter...........................................   19.32        14.25
 Fourth Quarter..........................................   19.88        17.57

                                   ----------




   The closing price for the Common Stock on the New York Stock Exchange on March 27, 1997, was $20.375.

   There were approximately 3,671 holders of record of the Common Stock as of March 27, 1997, excluding those shares held by depository companies for certain beneficial owners.

   The Company has never paid cash dividends on its Common Stock (although certain of the companies acquired by the Company in poolings-of-interests transactions had paid dividends prior to such acquisitions) and does not anticipate the payment of cash dividends in the foreseeable future. The Company currently anticipates that any future earnings will be retained to finance the Company's operations.

RECENT SALES OF UNREGISTERED SECURITIES


   During the fourth quarter of 1996, the Company issued 52,584 shares of its Common Stock in a transaction not registered under the Securities Act of 1933, as amended. Such shares were issued as of November 14, 1996, to five individuals who were shareholders of a corporation acquired by the Company in a merger transaction. Such shares were issued to such individuals in exchange for all the issued and outstanding capital stock of the acquired company. The Company issued such shares of its Common Stock in reliance upon the exemption contained in
Section 4(2) of the Securities Act of 1933, as amended, inasmuch as the issuance of such shares did not involve any public offering.

               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                     ACCOUNTING AND FINANCIAL DISCLOSURE

   The Company has not changed independent accountants within the 24 months prior to December 31, 1996.

PROXY                     HEALTHSOUTH CORPORATION
                ANNUAL MEETING OF STOCKHOLDERS -- MAY 1, 1997
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS





   The undersigned hereby appoints RICHARD M. SCRUSHY and AARON BEAM, JR. or ____________________________________, and each of them, with several powers of substitution, proxies to vote the shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation which the undersigned could vote if personally present at the Annual Meeting of Stockholders of HEALTHSOUTH Corporation to be held at One HealthSouth Parkway, Birmingham, Alabama 35243, on Thursday, May 1, 1997, at 2:00 p.m., C.D.T., and any adjournment thereof:


1. ELECTION OF DIRECTORS

[ ]  FOR all nominees listed below              [ ] WITHHELD AUTHORITY to vote
    (except as marked to the contrary below)    for all nominees listed below


INSTRUCTION: To withhold authority to vote for any individual nominee, mark a line through the nominee's name in the list below.

Richard M. Scrushy      C. Sage Givens         Anthony J. Tanner     Phillip C. Watkins
Richard F. Celeste      Larry R. House         George H. Strong      Charles W. Newhall III
James P. Bennett        John S. Chamberlin     Aaron Beam, Jr.       P. Daryl Brown
Joel C. Gordon


2. APPROVAL OF THE 1997 STOCK OPTION PLAN

[ ]  FOR            [ ] AGAINST              [ ] ABSTAIN

3. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Annual Meeting or any adjournment thereof.

   This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 ABOVE. Any stockholder who wishes to withhold the discretionary authority referred to in Item 3 above should mark a line through the entire Item. Any stockholder who wishes to withhold the discretionary authority referred to in Item 3 above should mark a line through the entire Item.

                                             DATED                        , 1997
                                                  ------------------------

                                             -----------------------------------
                                             Signature(s)

                                             -----------------------------------
                                             (Please  sign  exactly and as fully
                                             as your name  appears on your stock
                                             certificate.  If  shares  are  held
                                             jointly,  each  stockholder  should
                                             sign.) PLEASE MARK,  SIGN, DATE AND
                                             RETURN PROMPTLY, USING THE ENCLOSED
                                             ENVELOPE. NO POSTAGE IS REQUIRED.